                                                            EXHIBIT 10.22



                   DOW JONES MONEY PURCHASE RETIREMENT PLAN



















                       Effective as of January 1, 2000




                                 Plan No. 003

                   DOW JONES MONEY PURCHASE RETIREMENT PLAN

                               Table of Contents

ARTICLE I     DEFINITIONS                                               2

ARTICLE II    SERVICE                                                  14
     2.1.       Hours of Service                                       14
     2.2.       Years of Service and Breaks in Service                 14
     2.3.       Service                                                15
     2.4.       Eligibility Service                                    16
     2.5.       Year of Participation                                  16

ARTICLE III   PARTICIPATION                                            17
     3.1.       Initial Entry                                          17
     3.2.       Rehired Employees                                      17
     3.3.       Commencement of Inactive Participation                 17
     3.4.       Termination of Participation                           17
     3.5.       Transfer of Employment                                 17

ARTICLE IV    EMPLOYER CONTRIBUTIONS                                   18
     4.1.     Company Contributions to Participants                    18
     4.2.     Payment of Contributions                                 18
     4.3.     Irrevocability                                           18
     4.4.    Requirement for Profits                                   19

ARTICLE V     LIMITATIONS ON CONTRIBUTIONS                             20
     5.1.    Maximum Limit on Contributions                            20
     5.2.    Deductibility of Contributions by Companies               21

ARTICLE VI    INVESTMENT OF FUNDS                                      22
     6.1.    Investment Funds                                          22
     6.2.    Participant Selection of Investments                      22
     6.3.    Loan Fund.                                                23

ARTICLE VI    PLAN ACCOUNTS                                            24
     7.1.    Accounts                                                  24
     7.2.    Crediting Investment Earnings                             24
     7.3.    Accounting                                                24
     7.4.    Risk of Loss                                              24

ARTICLE VIII  VESTING                                                  25












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ARTICLE IX    DISTRIBUTION OF BENEFITS UPON SEPARATION FROM EMPLOYMENT 26
     9.1.    Participant's Benefits                                    26
     9.2.    Form of Benefits                                          26
     9.3.    Commencement of Benefits                                  28
     9.4.    Distributions                                             29

ARTICLE X     BENEFICIARY'S BENEFITS UPON PARTICIPANT'S DEATH          31
    10.1.    Spouse's Death Benefits                                   31
    10.2.    Beneficiary's Benefits                                    32
    10.3.    Beneficiary and Form of Benefits                          33
    10.4.    Commencement of Benefits                                  34
    10.5.    Distributions                                             35

ARTICLE XI    VALUATION OF ACCOUNTS                                    37

ARTICLE XII   LOANS                                                    38
    12.1.    Loan Amount, Term and Interest Rate                       38
    12.2.    Proration of Withdrawals for Loans                        39
    12.3.    Frequency of Loans                                        39
    12.4.    Security for Loans                                        40
    12.5.    Repayment                                                 40
    12.6.    Certain Beneficiaries and Inactive Participants           41
    12.7.    Further Limitations on Loans                              41

ARTICLE XIII  ADMINISTRATION OF PLAN                                   43
    13.1.    Appointment of Plan Committee                             43
    13.2.    Resignation and Removal of Members                        43
    13.3.    Appointment of Successors                                 43
    13.4.    Power and Duties of the Committee                         43
    13.5.    Allocation and Delegation of Duties                       44
    13.6.    Committee Procedure                                       45
    13.7.    Investment Manager                                        45
    13.8.    Compensation of Committee                                 45
    13.9.    Expenses                                                  45
   13.10.    Information Required From Participants                    45
   13.11.    Records                                                   46
   13.12.    Reports to Participant                                    46
   13.13.    Multiple Fiduciary Capacity                               46

ARTICLE XIV   PLAN ASSETS                                              47
    14.1.    Trust                                                     47
    14.2.    Designation of Trustee                                    47
    14.3.    Investment and Management of Plan Assets                  47
    14.4.    Records                                                   47








                                      ii

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ARTICLE XV  CLAIMS                                                     48
    15.1.    Claims for Benefits                                       48
    15.2.    Appeals Procedure                                         48
    15.3.    Exhaustion of Remedies                                    48

ARTICLE XVI   AMENDMENT AND TERMINATION                                50
    16.1.    Amendment                                                 50
    16.2.    Termination or Partial Termination                        50
    16.3     Merger or Consolidation of Plan Assets;
             Mergers into the Plan;Transfers of Plan Assets            50

ARTICLE XVII  MISCELLANEOUS PROVISIONS                                 52
    17.1.     No Contract of Employment                                52
    17.2.     No Liability for Benefits                                52
    17.3.    Exclusive Benefit of Trust Fund                           52
    17.4.     Nonalienation                                            52
    17.5.     Common Trust Fund                                        53
    17.6.     Responsibility of Fiduciaries                            54
    17.7.     Indemnity by Companies                                   54
    17.8.     Inability to Locate Participants or Beneficiaries        54
    17.9.     Payment in Case of Incapacity                            55
   17.10.     Headings                                                 55
   17.11.     Applicable Law                                           55
   17.12.     Agent for Service                                        55
   17.13.     USERRA                                                   55

ARTICLE XVIII TOP-HEAVY PLAN RULES                                    56
    18.1.     Applicability                                           56
    18.2.     Definitions                                             56
    18.3.     Top-Heavy Status                                        56
    18.4.     Minimum Contributions                                   57
    18.5.       Non-Eligible Employees                                57

    SCHEDULE A  COLLECTIVE BARGAINING AGREEMENTS                      60

    SCHEDULE B  COMPANIES UNDER THE PLAN                              61

    SCHEDULE C  SERVICE WITH PRIOR EMPLOYERS                          62

    SCHEDULE D  CERTAIN PROVISIONS GENERALLY APPLICABLE PRIOR
                 TO JANUARY 1, 2001                                   63











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                   DOW JONES MONEY PURCHASE RETIREMENT PLAN

                                   PREAMBLE

     This instrument sets forth the terms and conditions of the Dow Jones Money Purchase Retirement Plan, originally adopted by Dow Jones & Company, Inc. effective as of January 1, 2000. Dow Jones & Company, Inc. is a Delaware corporation with offices headquartered in New York, New York. Effective as of January 1, 2001, amounts held under the "Pension Accounts" of participants in the Dow Jones 401(k) Savings Plan are transferred to the Plan in a transfer that satisfies the requirements of Section 414(l) of the Code.

     This Plan has been executed for the exclusive benefit of the Participants hereunder and their Beneficiaries. The Plan and the trust established under the Trust Agreement to implement the Plan are intended to constitute a money purchase pension plan under Sections 401(a) and 501(a) of the Code and a plan described in Section 404(c) of ERISA, and are intended to comply with the provisions of Section 401 of the Code, and the corresponding provisions of any subsequent laws, and the provisions of the Plan and Trust Agreement shall be construed to effectuate such intention. Under no circumstances shall the Trust Fund ever revert to or be used or enjoyed by the Company, except as provided in Section 4.3.
































                                      1

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                                   ARTICLE I

                                  DEFINITIONS

     For all terms used in this Plan, whether or not defined in this Article I, the masculine gender shall include the feminine and the feminine gender shall include the masculine and the singular shall include the plural and the plural shall include the singular unless the context clearly indicates otherwise. The following terms used in this Plan shall have the meanings set forth in this Article I.

     1.1	"Account" means the account of a Participant maintained pursuant to Section 7.1 to reflect amounts held in the Trust Fund on behalf of such Participant which are attributable to Company Contributions made by a Company in accordance with Section 4.1.

     1.2	"Active Participant" means a person who has commenced, and
remains in, active participation in the Plan pursuant to Article III.

     1.3	"Affiliated Company" means:

            (a)	each Company;

            (b)	any corporation which is a member of a controlled group of
corporations with a Company within the meaning of Section 414(b) of the Code;

            (c)	any trade or business (including a sole proprietorship,
partnership, trust, estate or corporation) which is under common control with a Company within the meaning of Section 414(c) of the Code;

            (d)	any organization (whether or not incorporated) which is a
member of an affiliated service group (as defined in Section 414(m) of the Code) which includes a Company;

            (e)	any other entity required to be aggregated with the
Companies pursuant to regulations under Section 414(0) of the Code; and

            (f)	any other entity deemed to be an Affiliated Company by the
Board of Directors.

     1.4	"Alternate Payee" means any spouse, former spouse, child, or other dependent of a Participant who is recognized under a Qualified Domestic Relations Order as having a right to receive all or any portion of the benefits payable hereunder with respect to such Participant. An Alternate Payee may designate a Beneficiary in accordance with Section 10.3(a); provided, however, that the spousal consent rules thereunder shall not apply.

     1.5	"Annual Addition" means the sum, in any Limitation Year, of:

            (a)	Company Contributions made on behalf of the Participant;

            (b)	forfeitures, if any, allocated as such to the Participant's
Account; and

            (c)	the Participant's annual additions (as defined in Section
415(c)(2) of the Code) to all other defined contribution plans of the Affiliated Companies, including any amount allocated to an individual medical account of the Participant as described in Section 415(1) of the Code, and (if the Participant is or ever was a Key Employee) any amount allocated to his post-retirement medical benefit account as described in Section 419A(d) of the Code.

     1.6	"Beneficiary" means the one or more persons or trusts designated or deemed as such pursuant to Article X.

     1.7	"Benefit Commencement Date" means the first day of the first period for which an amount is payable as an annuity or in any other form to the Participant or his Beneficiary, as applicable, pursuant to Article IX or X, regardless of whether payment is actually made.

     1.8	"Board of Directors" means the board of directors of Dow Jones &
Company, Inc. or any successor entity, or any officer or officers of Dow
Jones & Company, Inc. authorized by the Board of Directors to take action on its behalf.

     1.9	"Code" means the Internal Revenue Code of 1986, as amended from time to time.

    1.10	"Company" means Dow Jones & Company, Inc. or any other company, or division or department of a means Dow Jones & Company, Inc. or any other company, or division or department of a company, having employees to whom the Board of Directors has extended (with the acceptance of such entity) the benefits of the Plan, or any successor entities (collectively, the "Companies"). Each Company is listed on Schedule B hereto. Any action by a Company provided for under the Plan may be taken by the board of directors of that Company or an officer or officers of that Company authorized by such board of directors to take such action. Any reference to the board of directors or officers or jurisdiction of legal organization of a Company shall, with respect to a Company which is a division or department of a company, be deemed to refer to the board of directors or officers or jurisdiction of legal organization, as the case may be, of the company of which such Company is a division or department. Any reference to the board of directors or officers of a Company which is not incorporated shall be deemed to refer, respectively, to person(s) having the legal authority to manage the affairs of the Company or to the person(s) to whom such authority has been delegated.

     1.11	"Company Contributions" means amounts contributed to the Plan by the Companies pursuant to Section 4.1.

     1.12	"Company Securities" means the common stock or other securities issued by a Company, by an Affiliated Company, or by any other company controlling, controlled by or under common control with, a Company.

     1.13	"Compensation" means `414(s)' Compensation, from the Companies in respect of service as an Active Participant, less (to the extent included therein):
                                      3

            (a)	all of the following, even if included in gross income:
expense reimbursements or allowances, cash and noncash fringe benefits, moving or relocation expenses, deferred compensation and welfare benefits;

            (b)	only with respect to Highly Compensated Employees for the
Plan Year:

                 (1)	severance benefits (even if not welfare benefits),

                 (2)	ordinary income recognized upon the exercise of non-
qualified stock options,

                 (3)	deferred compensation included in the Participant's
gross income for the Plan Year pursuant to the Participant's election under
Section 83(b) of the Code, and

                 (4)	payments, regardless of form, under the 1990
Performance Award Plan or any subsequent long term incentive plan for selected employees; and

            (c)	amounts paid on account of or in connection with foreign
overseas allowances.
Notwithstanding any provision of the Plan to the contrary, Compensation shall not exceed the Compensation Limit multiplied by one-twelfth (1/12) the number of months in the Plan Year.

     1.14	"Compensation Limit" means $150,000, as adjusted in accordance with Section 401(a)(17)(B) of the Code. The Compensation Limit for the Plan Years beginning January 1, 2000 and 2001 is $170,000.

     1.15	"Determination Date" means, with respect to any Plan Year, the last day of the immediately preceding Plan Year or, with respect to the first Plan Year of the Plan, the last day of such Plan Year.

     1.16	"Disability" means a total and permanent disability which is certified by a qualified physician or physicians approved by the Plan Committee as preventing a Participant by bodily injury or disease or mental disease from engaging in any occupation or employment with a Company and as likely to continue for the rest of his life. Upon the consideration of the opinion of such physician and the opinion(s) of such additional physicians, if any, as the Plan Committee in its discretion may consider appropriate, the determination by the Plan Committee shall be final and binding on all persons. The Plan Committee shall not discriminate in any way between Participants in applying the provisions of this Section.

     1.17	"Eligible Employee" means any Employee (including any officer) of a Company (whether or not such person is an exempt employee under Section 13(a)(1) of the Fair Labor Standards Act), who:

            (a)	is a citizen of the United States employed by a United
States Company and who, effective on or after January 1, 2000, is recorded as an employee on the United States payroll records of Dow Jones & Company, Inc. or another Company; or

            (b)	is a resident alien employed in the United States by a
United States Company or is a nonresident alien employed by a United States Company and who receives United States earned income, unless the Employee:

                  (1)	is expected to work in the United States (if at all)
for a total of less than five years, and

                  (2)	in accordance with the laws of the resident alien's
country of citizenship or the nonresident alien's country of residence, is (or, except for failure to satisfy service requirements, would have been) an active participant in a local plan in respect of his employment in the United States.

Eligible Employee shall not include, however, any person covered by a collective bargaining agreement which does not provide for participation in the Plan (except to the extent such collective bargaining agreement is described in Schedule A attached hereto), nor any leased employee within the meaning of Section 414(n)(2) of the Code included within the definition of "Employee" in this Article I. Notwithstanding any other provision of the Plan to the contrary, the term Eligible Employee shall not include any individual who is not recorded as an employee on the payroll records of a Company, including any such individual who is subsequently reclassified by a court of law or a regulatory body as a common law employee of a Company. For purposes of clarification only and not to imply that the preceding sentence would otherwise cover such person, the term Eligible Employee does not include any individual who performs services for a Company as an independent contractor or under any other non-employee classification.

     As used in this Section:

     - "alien" means a person who is not a citizen of the United States;

     - "local plan" means a retirement or similar plan sponsored or maintained by an Affiliated Company consistent with the laws of the foreign country, including, if applicable, the retirement system sponsored by the government of that country (if such system has been adopted by the Affiliated Company for that purpose) and including a plan covering only third country nationals;

     - "nonresident alien" means, with respect to a calendar year, an alien who is not a resident alien;

     - "resident alien" means, with respect to a calendar year, an alien who

     - is a lawful permanent resident of the United States at any time during the calendar year,

     - meets the following requirements:

     - he is present in the United States on at least 31 days during the calendar year, and

     - he is present in the United States on at least 183 days combined during the three calendar years ending with the calendar year (when the days actually present during the nearest preceding calendar year are weighted by 1/3 and the days actually present during the other preceding calendar year are weighted by 1/6), unless he is present in the United States on fewer than 183 days during the calendar year, has a tax home (within the meaning of Section 911(d)(3) of the Code without regard to the second sentence thereof) in a foreign country to which he has a closer connection than to the United States, and took no steps during the calendar year to apply for lawful permanent residence status in the United States, or

     - is eligible to elect and does elect, under Section 7701(b)(4) of the Code, to be treated as a resident of the United States with respect to the calendar year;

      - "third country national" means a nonresident alien employed in a country other than the United States or his country of citizenship;

      - "United States Company" means a Company organized under the laws of the United States or any state thereof; and

      - "United States earned income" means, in respect of a calendar year for a nonresident alien, earned income (within the meaning of Section 911(d)(2) of the Code) for personal services performed for an Affiliated Company in the United States, unless all such earned income is exempt from United States income tax under an applicable income tax treaty, or unless

            - the alien is present in the United States for not more than 90 days during the calendar year,

            - the income does not exceed $3,000 in the aggregate, and

            - if the Affiliated Company is not a company organized under the laws of the United States or any state thereof, the services are performed for an office or place of business maintained by the Affiliated Company in a country other than the United States.

     1.18	"Eligible Retirement Plan" means (a) an individual retirement account or individual retirement annuity (other than an endowment contract) described in Sections 408(a) of the Code and 408(b), respectively, (b) a qualified trust described in Section 401(a) of the Code which is part of a defined contribution plan, the terms of which permit the acceptance of rollover distributions, and (c) an annuity plan described in Section 403(a) of the Code.

     1.19	"Eligible Rollover Distribution" means any distribution of all or a portion of a Participant's (or Beneficiary's) accounts under the Plan, except to the extent that the distribution:

            (a)	is one of a series of substantially equal periodic payments
made, at least annually, over the life or life expectancy of the Participant (or Beneficiary) or the joint lives or joint life expectancy of the Participant and his Beneficiary, determined in the manner described below;

            (b)	is one of a series of substantially equal periodic payments
made, at least annually, over a specified period of ten years or more, determined in the manner described below;

            (c)	is required under Section 9.3(c) or 10.4(b), relating to
minimum distribution requirements under Section 401(a)(9) of the Code;

            (d)	is a Loan or portion thereof which is treated as a taxable
distribution for failure to meet the requirements of Section 72(p)(2) of the Code, such as a default caused by a failure to repay the Loan in a manner that satisfies that Section, (but an Eligible Rollover Distribution shall include the outstanding principal and accrued interest on a Loan which is offset against the Participant's or Beneficiary's accounts under Section 9.1 or 10.1 prior to the payment of benefits); or

            (e)	is a distribution otherwise described in regulations
promulgated by the Secretary of the Treasury under Section 402(c)(4) of the Code or is a distribution otherwise designated for this purpose by the Internal Revenue Service in revenue rulings, notices, or other guidance of general applicability.

For purposes of this Section, the determination of whether a series of payments is a series of substantially equal periodic payments over a life expectancy or joint life expectancy under subsection (a) above or over a specified period of ten years or more under subsection (b) above shall be made at the time payments begin, without regard to contingencies or modifications that have not occurred. In the event of a subsequent occurrence of a contingency or modification, a new determination shall be made, applicable to subsequent payments. Determinations shall be made by comparison of the payments with an amortization of the amount of the Participant's accounts subject to the distribution over a period of ten years or over the applicable life (or joint life) expectancy determined as the expected return multiple provided under Tables V and VI of Treas. Reg.
Section 1.72-9 at the PBGC interest rate for valuing annuities for a plan terminating on the first day of the Plan Year containing the Benefit Commencement Date, or in any other manner specified under a policy adopted by the Plan Committee consistent with the principles of Section 72(t)(2)(A)(iv) of the Code and guidance issued thereunder, including Internal Revenue Service Notice 89-25.

      1.20	"Employee" means any person employed by an Affiliated Company
(but only while the Affiliated Company is, or was, an Affiliated Company, unless otherwise provided in this Plan), including an Eligible Employee. Employee shall, to the extent permitted by Section 406 of the Code, be deemed to include any United States citizen employed by a foreign subsidiary or affiliate of an Affiliated Company. Employee shall also include an
                                      7
individual who would be an Employee but who is on a Leave of Absence. Employee shall not include, however, any director of a Company not otherwise employed as an Employee.

     For purposes of determining the number or identity of Highly Compensated Employees or for purposes of the pension requirements of Section 414(n)(3) of the Code, Employee shall also include, effective for services performed after December 31, 1986, leased employees within the meaning of Section 414(n)(2) of the Code, provided that if such leased employees constitute less than 20% of the combined nonhighly compensated work force of the Affiliated Companies within the meaning of Section 414(n)(5)(C)(ii) of the Code, Employee shall not include those leased employees covered by a plan described in Section 414(n)(5) of the Code.

     Although Eligible Employees are the only class of Employees eligible to participate in the Plan, the term "Employee" is used to refer to persons employed in a non-Eligible Employee capacity as well as an Eligible Employee category. Thus, those provisions of the Plan that are not limited to Eligible Employees, such as those relating to certain service computation rules, apply to both Eligible and non-Eligible Employees.

     1.21	"Entry Date" means January 1.

     1.22	"ERISA" means the Employee Retirement Income Security Act of
1974, as amended from time to time.

     1.23	"`415' Compensation" means a Participant's compensation, within the meaning of Treas. Reg. Section 1.415-2(d)(1) and (2), for a Plan Year, Limitation Year or other period, as applicable, from the Affiliated
Companies, including, to the extent includible in gross income, the Participant's wages, salary, and other amounts (including fringe benefits, reimbursements, expense allowances, vacation pay, and long-term disability benefits) received or made available or, for Plan Years, Limitation Years or other periods, as applicable, accrued for personal services actually rendered, earned income from sources outside the United States whether or not excluded from taxable gross income, non-deductible moving expenses paid on behalf of or reimbursed to the Participant, non-qualified stock options taxable in the year granted, and, to the extent that the Plan Committee so determines for Plan Years, Limitation Years or other periods, as applicable, amounts previously not included which are earned but not paid in such period because of the timing of pay periods and pay days but are paid during the first few weeks following the end of such period, but excluding deferred compensation, stock options and other distributions that receive special tax benefits. `415' Compensation also includes any amounts deferred pursuant to
Section 402(g)(3) of the Code, excludable from the gross income of the Employee pursuant to Section 125 of the Code, and qualified transportation fringe benefits described in Section 132(f)(4) of the Code.

     1.24	"`414(s)' Compensation" means `415' Compensation plus; provided that `414(s)' Compensation shall not include unpaid accrued compensation or compensation received while not an Active Participant; and provided further that with respect to determining contributions to the Plan, `414(s)' Compensation shall not exceed the Compensation Limit multiplied by one-twelfth (1/12) the number of months in the Plan Year.

     1.25	"Highly Compensated Employee" with respect to a Plan Year means any Employee who:

            (a)	was at any time during the Plan Year or the immediately
preceding Plan Year (commonly referred to as the "look-back year") a "5-percent owner;" or

            (b)	had compensation (as defined in Section 415(c)(3) of the
Code) during the immediately preceding Plan Year exceeding:

              (1)	$80,000 (as adjusted pursuant to guidance issued by the
Internal Revenue Service); and

              (2)	was in the top paid group of Employees for such preceding
year (for this purpose, an employee is in the top-paid group of Employees for any year if such Employee was in the top 20% of the most highly compensated Employees).

A former Employee shall be treated as a Highly Compensated Employee if he was a Highly Compensated Employee either:

            - for the last Plan Year during which he performed services for an Affiliated Company; or

            - for any Plan Year ended after he attained age 55.

     1.26	"Hour of Service" means each hour so defined in Section 2.1.

     1.27	"Inactive Participant" means a person who has commenced, and remains in, inactive participation in the Plan pursuant to Section 3.3.

     1.28	"Investment Fund" means each investment vehicle into which
amounts attributable to contributions under the Plan may be directed pursuant to Article VI (collectively, "Investment Funds").

     1.29	"Investment Manager" means the one or more investment managers within the meaning of Section 3(38) of ERISA appointed pursuant to Section
13.7.

     1.30	"Key Employee" means any Employee who was at any time during the
Plan Year ending on the Determination Date or during any one of the four Plan Years immediately preceding such Plan Year, any one or more of the following, interpreted in accordance with Section 416(i)(1) of the Code:

            (a)	an officer of any Affiliated Company whose `415'
Compensation for the Plan Year exceeded 50% of the amount in effect under
Section 415(b)(1)(A) of the Code on December 31 in the Plan Year;

            (b)	one of the 10 Employees whose `415' Compensation for the
Plan Year exceeded the amount in effect under Section 415(c)(1)(A) of the Code on December 31 in the Plan Year and who owned (or are considered to have owned) the largest interests, exceeding one-half of one percent, in the Affiliated Companies;

            (c)	a "5-percent owner" of any Company of which he is an
Employee; or

            (d)	a "1-percent owner" of any Company of which he is an
Employee and whose `415' Compensation for the Plan Year exceeded $150,000.

     1.31	"Leave of Absence" means any leave of absence authorized by the
Company under the Company's standard personnel practices.

     1.32	"Life Annuity" means an annuity that requires the survival of the
Participant or his Spouse as a condition for the receipt of one or more payments or possible payments.

     1.33	"Limitation Year" means the Plan Year.

     1.34	"Loan" means a loan granted from the Loan Fund in accordance with
Article XII.

     1.35	"Named Fiduciary" means the Plan Committee, the Investment
Manager(s) and, only for purposes of appointment and removal of members of the Plan Committee or selection and termination of the Trustee and entering into or amending the Trust Agreement, the Board of Directors. Each such Named Fiduciary shall constitute a named fiduciary within the meaning of
Section 402(a)(2) of ERISA.

     1.36	"One-Year Break in Service" means each one-year computation
period so defined in Section 2.2.

     1.37	"Participant" means an Active Participant or an Inactive
Participant. A Participant shall be deemed to be a Participant in respect of the Company in which he is, or was most recently, an Eligible Employee.

     1.38	"Payroll Period" of a Participant means the regular and recurring established payroll period for payment of Compensation to an Employee who is in the Participant's classification or position.

     1.39	"Plan" means the Dow Jones Money Purchase Retirement Plan,
originally effective as of January 1, 2000, as amended from time to time.

     1.40	"Plan Administrator" means the Plan Committee, which shall
constitute the administrator of the Plan within the meaning of Section 3(16) of ERISA.

     1.41	"Plan Committee" means the committee appointed pursuant to
Section 14.1 or any delegate or delegates authorized by the Plan Committee to take action on its behalf.

     1.42	"Plan Year" means the calendar year.

     1.43	"Qualified Domestic Relations Order" means a "qualified domestic relations order" within the meaning of Section 206(d) of ERISA and Section 414(p) of the Code.

     1.44	"Qualified Joint and Survivor Annuity" means, in the case of a married Participant, the amount of an immediate annuity for the life of the Participant with a fifty per cent (50%) survivor's annuity for the life of the Spouse which is payable during the joint lives of the Participant and the Spouse that can be purchased with the Participant's vested Account, and in the case of an unmarried Participant, the amount of annuity for life that can be purchased with the Participant's vested Account.

     1.45	"Qualified Pre-Retirement Survivor Annuity" means a survivor annuity for the life of Participant's surviving Spouse which can be purchased with the Participant's Account and which the surviving Spouse may elect to have distributed within a reasonable period after the Participant's death as of the date of his death.

     1.46	"Service" means a sum of computation periods so defined in
Section 2.3.

     1.47	"Social Security Excluded Wages" means, for any Plan Year with respect to a Participant, the excess, if any, of the Participant's Compensation for the Plan Year over the contribution and benefit base (commonly referred to as the "taxable wage base") as of the first day of the Plan Year under Section 230 of the Social Security Act; provided that if (but only to the extent that) the overall permitted disparity limits (within the meaning of Treas. Reg. Section 1.401(1)-5(a)(1)) are or have been reached with respect to a Participant for a Plan Year and the necessary adjustments therefor have not been made under one or more other plans (if any) maintained by the Companies or an Affiliated Company, the Participant's Social Security Excluded Wages shall be deemed to include the Participant's entire Compensation for the Plan Year.

     1.48	"Social Security Old Age Insurance Percentage" means, for any
Plan Year, 5.7 percentage points or, if greater, the percentage rate of tax as of the first day of the Plan Year under Section 3111(a) of the Code which is attributable to the old age insurance portion of the Old Age, Survivors and Disability Insurance provisions of the Social Security Act, as published by the Secretary of the Treasury or his designee; provided, however, that in no event shall the Social Security Old Age Insurance Percentage exceed 7 percentage points.

     1.49	"Spouse" means the person to whom a Participant is lawfully
married within the meaning of the federal Defense of Marriage Act as of the earlier of his Benefit Commencement Date or death, provided that Spouse shall instead mean another spouse of a Participant to the extent required by a Qualified Domestic Relations Order.

     1.50	"Top Heavy Year" means a Plan Year for which the Plan is top heavy, as defined below and interpreted in accordance with Section 416 of the Code and applicable regulations thereunder. For purposes of this Section:

            (a)	The Plan shall be "top heavy" for any Plan Year if it is
included in, or it alone constitutes, an aggregation group (defined below) under which, as of the Determination Date, the sum of the present value of the cumulative accrued benefits for all Key Employees (and their beneficiaries) under all defined benefit plans included in such group plus
                                      11
the aggregate of the Accounts of all Key Employees (and their beneficiaries) under all defined contribution plans included in such group (after including any Company Contributions timely made for the preceding Plan Year under
Section 4.1) exceeds 60% of the analogous sum for all participants (and their beneficiaries) under such plans. For purposes of this subsection (a):

              (1)	the foregoing sums shall not include any amounts in respect
of participants who have performed no service for any Affiliated Company during the five (5) year period ending with the Determination Date, but they otherwise shall include distributions made during the five (5) year period ending with the Determination Date, and

              (2)	the accrued benefits of an Employee other than a Key
Employee shall be determined for Plan Years beginning after December 31, 1986:

                (A)	under the method that uniformly applies for accrual
purposes under all defined benefit plans maintained by the Affiliated Companies, or

                (B)	if there is no such method, as if such benefit
accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b) (1) (C) of the Code.

            (b)	The term "aggregation group" means all existing and
terminated plans (even if only one plan) maintained by all Affiliated Companies in which, during the Plan Year containing the Determination Date or any of the preceding four (4) Plan Years, a Key Employee was a participant or which, during the Plan Year containing the Determination Date or any of the preceding four (4) Plan Years, was combined with any of such plans in order to meet the coverage or nondiscrimination requirements of Sections 410 or 401(a)(4) of the Code. The aggregation group shall also include those additional plans, if any, which are selected from time to time by the Board of Directors to be included in the aggregation group if their inclusion would not prevent the aggregation group from meeting the requirements of Sections 410 and 401(a)(4) as of the particular Determination Date.

     1.51	"Trust" means the Trust created under this Money Purchase
Retirement Plan and Trust Agreement.

     1.52	"Trust Agreement" means the trust agreement established to
implement the Trust, as amended from time to time.

     1.53	"Trust Fund" means the fund, including the earnings thereon, held by the Trustee into which all contributions of the Participant and the Company are deposited pursuant to the Plan. The Trust Fund shall be divided into such Investment Funds as are designated in or under Article VI.

     1.54	"Trustee" means the trustee or trustees, from time to time, of the trust established under the Trust Agreement.

     1.55	"Valuation Date" means (a) with respect to Participants'
Accounts, the last day of each month or such other or additional days as the Plan Committee may determine, and (b) with respect to any Investment Fund, each Valuation Date with respect to Participants' Accounts and such additional days as the Plan Committee may determine as applicable to that Investment Fund.

     1.56	"Year of Participation" has the meaning set forth in Section 2.5.

     1.57	"Year of Service" means each one-year computation period so
defined in Section 2.2.

                                  ARTICLE II

                                    SERVICE

     The following terms used in this Plan shall have the meanings set forth in this Article II.

     2.1	Hours of Service.  "Hour of Service" means:

            (a)	each hour for which an Employee is directly or indirectly
paid or entitled to payment as an Employee for the performance of duties;

            (b)	each hour for which an Employee is directly or indirectly
paid or entitled to payment as an Employee for reasons other than the performance of duties;

            (c)	each hour for which back pay to an Employee, irrespective
of mitigation of damages, has been either awarded or agreed to by the Company or any Affiliated Company;

            (d)	each hour for which an Employee would have been credited
with an Hour of Service under subsection (a), (b) or (c) above in respect of employment with Telerate Systems Incorporated or a subsidiary thereof had said company at the time been an Affiliated Company;

            (e)	each hour counted pursuant to Schedule C with respect to a
predecessor employer or a joint venture entered into by a Company; and

            (f)	only for purposes of determining the existence of a One-
Year Break in Service, each hour for which an Employee is not directly or indirectly paid or entitled to payment by the Company or any Affiliated Company, including unpaid leaves of absence and periods of vacation, as may be determined by the Plan Committee in its sole discretion under rules uniformly applicable to all Employees similarly situated.

Hours shall be credited under subsections (b) and (c) above in accordance with Section 2530.200b-2(b) and (c) of Title 29 of the Code of Federal Regulations, as amended from time to time.

The Company may compute Hours of Service for an Employee whose scheduled work week is at least 35 hours by crediting 45 Hours of Service for each calendar week in which the Employee has at least one Hour of Service as defined above; provided that any such computation shall be made in a manner uniformly applicable to all Employees similarly situated.

     2.2	Years of Service and Breaks in Service.

            (a)	"Year of Service" means each one-year computation period,
described herein, during which an Employee is credited with at least 1,000 Hours of Service. In determining Years of Service for purposes of Eligibility Service for Employees whose service with the Affiliated Companies commenced or, following a One-Year Break in Service, recommenced, the computation periods shall be the one-year period commencing on the date the individual became an Employee and each one-year period commencing on the anniversary of that date. In determining Years of Service for purposes of Eligibility Service for all other Employees, the computation periods shall be the one-year period commencing on the date the individual became an Employee and each one-year period ending on the last day of each Plan Year ending after the end of that first computation period.

            (b)	"One-Year Break in Service" means each one-year computation
period used for determining Years of Service during which an Employee is credited with no more than 500 Hours of Service; provided that solely for the purpose of determining whether an Employee has incurred a One-Year Break in Service, the Employee shall be credited with:

              (1)	Hours of Service which otherwise would normally have been
credited to an Employee but for a maternity or paternity leave, or

              (2)	if the Plan Administrator is unable to determine the Hours
of Service described in paragraph (1) above, 8 Hours of Service for each such day of maternity or paternity leave,

except that the total number of Hours of Service so credited shall not exceed
501. Any Hours of Service credited for a maternity or paternity leave under this Section shall be credited only in the computation period in which the maternity or paternity leave began, if the Employee otherwise would incur a One-Year Break in Service in that computation period, and otherwise shall be credited in the immediately following computation period.

     As used in this subsection, "maternity or paternity leave" means any period of absence from employment beginning by reason of the pregnancy of a Participant or the birth of a child of a Participant, or by reason of the placement of a child with a Participant in connection with its adoption by the Participant, or for the purpose of caring for such child during the period immediately following such birth or placement. Notwithstanding the foregoing, a period of absence from employment shall not be regarded as a maternity or paternity leave if the Employee shall fail to comply with a request by the Company to furnish the Plan Committee such timely information as may be reasonably required to establish that the absence from employment was for a reason set forth above and the number of days for which there was such an absence.

     In addition, in the case of an individual who is absent from work during an approved leave of absence granted to an Employee pursuant to the Family and Medical Leave Act, the 12-consecutive month period beginning on the first anniversary of the first day of such absence shall not constitute a One Year Break in Service if the Employee returns to work for the Company at the end of such leave of absence.

     2.3	Service.  "Service" means the sum (expressed as an integer) of all Years of Service, provided that Years of Service shall be disregarded to the extent required by one or more of the following rules:

            (a)	If a person who has less than two (2) Years of Service for
purposes of determining Eligibility Service incurs a One-Year Break in Service, all Years of Service prior to the One-Year Break in Service shall be disregarded in determining Eligibility Service.

            (b)	If a person incurs a One-Year Break in Service, all Years
of Service prior to the One-Year Break in Service shall be disregarded in determining Eligibility Service unless and until the person completes a Year of Service after the One-Year Break in Service.

In no event shall a Participant's Service as of January 1, 2000 be less than it was as of December 31, 1999 under the provisions of the Dow Jones Profit Sharing Retirement Plan then in effect.

     2.4	Eligibility Service.  "Eligibility Service" means Service used to determine an Eligible Employee's eligibility to become a Participant.

     2.5	Year of Participation.  "Year of Participation" means the amount of time, in years and months, in which an Employee is an Active Participant in the Plan, and, for periods prior to January 1, 2000, was an active participant in the Dow Jones Profit Sharing Retirement Plan.

                                  ARTICLE III

                                PARTICIPATION

     3.1	Initial Entry.  An Eligible Employee shall become a Participant on the Entry Date nearest the Participant's completion of two (2) Years of Eligibility Service, provided that the individual is an Employee on such Entry Date.

     3.2	Rehired Employees.

            (a)	If an Employee terminates employment and again becomes an
Employee before experiencing a One-Year Break in Service, the Employee's pre-termination Service shall count as Eligibility Service.

            (b)	If an Employee terminates employment before completing at
least two Years of Service and again becomes an Employee after experiencing a One-Year Break in Service, he shall be treated as a new Employee for purposes of becoming a Participant.

            (c)	If an Employee terminates employment after completing at
least two Years of Service and again becomes an Employee after experiencing a One-Year Break in Service, such pre-break Service shall be counted for purposes of participation in the Plan. However, such Employee must complete one Year of Service before becoming eligible to again participate in the Plan. He shall again be an Active Participant effective as of January 1 of the Plan Year in which he completes such Year of Service.

     3.3	Commencement of Inactive Participation  An Active Participant
shall become an Inactive Participant as of the date he ceases to be an Eligible Employee.

     3.4	Termination of Participation.  An Active Participant or an
Inactive Participant shall cease to be a Participant as of the date he no longer has, under the provisions of the Plan, an interest in an Account.

     3.5	Transfer of Employment.

            (a)	If an Active Participant is transferred from one Company to
another Company, such Active Participant shall automatically continue as an Active Participant under the Plan with such other Company, if the Active Participant continues to be an Eligible Employee.

            (b)	If an Active Participant ceases to be an Eligible Employee
upon or following a transfer to a Company or Affiliated Company, and therefore becomes ineligible to continue as an Active Participant, such Employee shall continue to be a Participant with respect to the Participant's Account at the date he ceases to be an Eligible Employee, and shall not be eligible to elect payment of his vested interest in his Account solely because he is no longer an Eligible Employee.

                                  ARTICLE IV

                            EMPLOYER CONTRIBUTIONS

     4.1	Company Contributions to Participants.

     Each Plan Year, prior to the time required by law for filing the Company's federal income tax return (including extensions) for the year with respect to which the contribution is made, the Company shall make a Company Contribution to the Account of each Participant equal to the sum of (a) seven percent (7%) of the Participant's Compensation for the Plan Year, plus (b) the Participant's Social Security Excluded Wages for the Plan Year multiplied by the Social Security Old Age Insurance Percentage.

     The following Participants shall be eligible to receive an allocation of Company Contributions made for a Plan Year: (a) Participants who are Employees on December 31 of such Plan Year; (b) Participants who terminated employment after January 31 of the Plan Year on account of death or Disability; (c) Participants who terminated employment during the Plan Year and after completing 10 Years of Participation; and (d) Participants who terminated employment with the Company as a non-regular substitute employee during the Plan Year but are retained through December 31 of such Plan Year (i.e., listed in the Company's files as residing in the area and generally available for non-regular employment).

     4.2	Timing of Company Contributions.  In no event shall any Company
Contributions under this Article IV for any Plan Year be made later than the time prescribed by law for the deduction of such contributions for purposes of the Company's Federal income tax.

     4.3	Irrevocability.  A Company shall have no right or title to, nor interest in, the contributions made to the Trust Fund, and no part of the Trust Fund shall revert to a Company except that on and after the Effective Date funds may be returned to the Company as follows:

     (a)	In the case of a Company contribution which is made by a mistake of fact, that contribution (and any income allocable to such contribution) may be returned to the Company within one (1) year after it is made;
provided, however, that any losses on such contributions shall offset the amount returned.

     (b)	All contributions to the Trust Fund are conditioned on
deductibility under Section 404 of the Code. In the event a deduction is disallowed for any such contribution, such contribution (and any income allocable to such contribution) shall be returned to the Company within one
(1) year of the disallowance of the deduction; provided, however, that any losses on such contributions shall offset the amount returned.

     (c)	In the event of the initial disqualification of the Plan, the amount contributed during a period in which the Plan was not qualified (and any income allocable to such contribution) may be returned to the Company which made said contribution to the extent permitted under Section 403(c) of ERISA and Section 401(a)(2) of the Code. If the Internal Revenue Service determines that the Plan is not initially qualified under the Code, any contribution made incident to that initial qualification by the Company must be returned within one (1) year of the date of denial of initial qualification, but only if the application for qualification is made by the time prescribed for filing the Company's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of Treasury may prescribe.

     4.4	Requirement for Profits.  Any contributions by a Company under this Plan shall be made without regard to current or accumulated profits for the Company's tax year; provided, however, the Plan is designed to qualify as a money purchase pension plan for purposes of Section 401(a) of the Code.

                                  ARTICLE V

                          LIMITATIONS ON CONTRIBUTIONS

     5.1	Maximum Limit on Contributions

            (a)	All Defined Contribution Plans.  Notwithstanding anything
to the contrary in Article IV and subject to the requirements of subsection
(c) below, a Participant's Annual Additions in any Limitation Year shall not exceed the lesser of:

              (1)	$30,000 (as adjusted pursuant to Section 415(d) of the
Code); or
              (2)	25% of the Participant's `415' Compensation.

            (b)	Contribution Reductions, If Necessary.  If the limitation
imposed by this Section 5.1 otherwise would be exceeded in respect of a Participant in a Limitation Year, contributions on behalf of the Participant to the Dow Jones 401(k) Savings Plan shall first be reduced in accordance with the terms of that plan to the extent required to permit compliance with such limitation. If such action is not sufficient to permit such compliance, contributions to the Participant's Account under this Plan for that Limitation Year shall be forfeited to reduce the Participant's Annual Addition to the extent required to permit such compliance. Such reduction, plus any net gains (but not net losses) attributable thereto under the Plan, shall be held unallocated in a suspense account (without allocation thereto of gains or losses) for the Limitation Year, and then used to offset the Company's required contributions to the Plan for the next-following Limitation Year and, to the extent not exhausted thereby, succeeding Limitation Years (subject to the limitations of this Section 5.1).

            (c)	Special Definition of "Affiliated Companies".  For purposes
of this Section 5.1, all defined contribution plans (whether or not terminated) of the Affiliated Companies shall be treated as one defined contribution plan; provided that in applying the definition of "Affiliated Company" in Article I of the Plan to determine those companies that are an "Affiliated Company" for the purposes of this Section 5.1, the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" each time it appears in Section 1563(a) of the Code.

            (d)	Construction Consistent With Code.  This Section 5.1 is
intended to satisfy the requirements imposed by Section 415 of the Code and shall be construed in a manner that will effectuate this intent, without imposing limitations that are more stringent than those required by Section 415 of the Code.

     5.2	Deductibility of Contributions by Companies.  Notwithstanding
anything to the contrary in Article IV, no Company shall be required to make any contribution to the Plan which, when considered with the other contributions of the Companies to this Plan or any other plans, exceeds the maximum deductible contributions under Section 404(a) of the Code.

                                  ARTICLE VI

                             INVESTMENT OF FUNDS

     6.1	Investment Funds.  The Plan Committee shall designate from time to time various investment vehicles which shall comprise the Investment Funds into which Participants' Accounts may be invested, subject to prior satisfaction of any applicable Federal or state securities laws, regulations, or requirements, and Section 404(c) of ERISA and the regulations thereunder.

     6.2	Participant Selection of Investments.

            (a)	Future Contributions.  A Participant may from time to time
designate that future contributions to be credited to his Account be invested, in such fractions or increments as shall be permitted under guidelines established and announced from time to time by the Plan Committee (and specified in the Participant's designation), in one or more of the Investment Funds which have been designated by the Plan Committee as available for this purpose. Such designation by a Participant shall be in writing on a form provided by the Plan Committee or in such electronic form as designated by the Plan Committee and, except as may otherwise be required by the particular Investment Fund, shall become effective as soon as reasonably practicable as of any Valuation Date coincident with or following its receipt by the Plan Committee or by a delegate appointed for this purpose and announced by the Plan Committee.

            (b)	Existing Account Balances.  Subject to any restrictions on
transferring funds applicable to any Investment Fund, a Participant may from time to time designate that his existing Account balance be reinvested, in such fractions or increments as shall be permitted under guidelines established and announced from time to time by the Plan Committee (and specified in the Participant's designation), in one or more of the Investment Funds which have been designated by the Plan Committee as available for this purpose, and provided further that if the short-term investments in any Investment Fund are not sufficient to satisfy the outstanding designations of all Participants, such designations shall be prorated in accordance with a procedure developed by the Plan Committee. Such designation by a Participant shall be in writing on a form provided by the Plan Committee or in such electronic form as designated by the Plan Committee and, except as may otherwise be required by the particular Investment Fund, shall become effective as soon as reasonably practicable as of any Valuation Date coincident with or following its receipt by the Plan Committee or by a delegate appointed for this purpose and announced by the Plan Committee.

            (c)	Participant's Failure to Select.  Amounts with respect to
which a Participant has made no investment choice shall be invested in an Investment Fund designated for this purpose in advance by the Plan Committee.

            (d)	Special Rule for Company Securities.  Notwithstanding the
foregoing, the Trustee shall not purchase or sell Company Securities under the Plan, on behalf of any Participant's or Beneficiary's Account or otherwise, during any period if, in the opinion of the Plan Committee, such transaction is restricted by any applicable law or regulation or could result in liability of the Plan. During any such restricted period pertaining to a purchase or sale of Company Securities, amounts that otherwise would be invested in respect of affected Participants or Beneficiaries in the Investment Fund for Company Securities shall instead be invested in accordance with the provisions of subsection (c) above. The Plan Committee may instruct the Trustee as to the manner or time or times as to which the Trustee shall conduct any purchases or sales of Company securities in the interest of Participants so as to comply with legal requirements, including the rules and regulations of the Securities and Exchange Commission, for such transactions not to result in any liability to the Plan. Nothing in this subsection (d) shall be deemed to permit the selection of any investment, divestment or distribution not otherwise permitted in, or pursuant to, this
Section 6.2 or Articles IX or X.

     6.3	Loan Fund.  A Loan Fund shall consist of notes executed by
Participants evidencing Loans outstanding in accordance with the provisions of Article XII.

                                  ARTICLE VII

                                 PLAN ACCOUNTS

     7.1	Accounts.  A separate Account shall be established for each
Participant, and such Account shall be maintained on behalf of such Participant until he has terminated his participation or, with respect to a former Participant, until the funds in his Account have been paid out entirely to, or liquidated to provide benefits for, the former Participant or his Beneficiary in accordance with the provisions of the Plan. The Plan Committee may establish such other accounts, and may subdivide any accounts or subdivided accounts, as it may deem necessary for the proper administration of the Plan.

     7.2	Crediting Investment Earnings.

     (a)	General.  As of each Valuation Date with respect to an Investment
Fund other than the Loan Fund, the Plan Committee shall determine, or direct the Trustee to determine, the market value of each Participant's Account in such manner (as determined by the Plan Committee or the Trustee) as shall reflect the investment earnings (whether gain or loss) of that Investment
Fund and a pro-rata portion of any credits or charges to the Trust Fund not otherwise directly allocable to specific Investment Funds since the immediately preceding Valuation Date, which, if not directly determined or reflected on a per share basis, shall, with respect to each Investment Fund other than the Loan Fund, be allocated as a credit (or charge) to each of the Participant's Account in the same proportion as the amount allocated to that Investment Fund in that account of the Participant since the preceding
Valuation Date (as determined by the Plan Committee or the Trustee) bears to the total amount allocated to that Investment Fund in all Accounts of all Participants since the preceding Valuation Date (as determined by the Plan Committee or the Trustee).

     (b)	Loan Fund.  Principal and interest attributable to any note in the Loan Fund shall be allocated entirely to the Account of the Participant who is obligated on the note.

     7.3	Accounting.  Separate accounting shall be maintained of the
investment in, and the gains or losses with respect to, each Investment Fund for the vested and, where applicable, the nonvested portion(s) of the Participant's Account. Gains or losses for this purpose shall be deemed to include, as applicable, contributions, withdrawals, distributions, investment earnings (whether gains or losses) and any other credits and charges allocable under the Plan.

     7.4	Risk of Loss.  The Companies do not guarantee that the market value of any Investment Fund will be equal in value to the purchase price of the assets of the Investment Fund or that the total amount distributable or withdrawable with respect to any period will be equal to or greater than the amount of the contributions for such period. Each Participant assumes all risk of any decrease in the value of each of the Investment Funds in which his Account is invested.

                                 ARTICLE VIII


                                   VESTING

A Participant shall be 100% vested in his Account at all times.

                                  ARTICLE IX

           DISTRIBUTION OF BENEFITS UPON SEPARATION FROM EMPLOYMENT

     9.1	Participant's Benefits.  Except as may be provided by a Qualified
Domestic Relations Order, a Participant who ceases to be an Employee for any reason other than his death shall be entitled to receive his entire nonforfeitable interest in his Account valued as of the Valuation Date with respect to Participant's Account as of which his Account is liquidated to purchase his benefits in accordance with this Article, reduced by any security interest held by the Plan by reason of Loans outstanding to the Participant unless such outstanding Loans are timely repaid in accordance with Section 12.5(c).

     9.2	Form of Benefits.
            (a)	Normal Form.  Unless he otherwise elects in accordance with
subsection (b) below, a Participant's benefits attributable to his Account shall be paid as a Qualified Joint and Survivor Annuity. Notwithstanding the foregoing, if the Participant's Account does not exceed $5,000 at the time it is payable, his Account shall be payable as a single lump sum, and, provided further, that if such lump sum is comprised of more than one check or similar instrument, all such instruments shall be paid within the same taxable year of the Participant.

            (b)	Election of Optional Form.  A Participant may elect in
writing on a form provided by or acceptable to the Plan Committee (or in such electronic form as designated by the Plan Committee) that his benefits be paid as:

            - a single lump sum, in cash; provided that if such lump sum is comprised of more than one check or similar instrument, all such instruments shall be paid within the same taxable year of the Participant;

            - an annuity, including a single or joint life annuity or a term certain annuity, provided under a single premium annuity contract issued by an insurance company and purchased with the Participant's Account and meeting the requirements of Section 9.3(c); provided, however, that for distributions with a Benefit Commencement Date on or after May 1, 2001, only a Qualified Joint and Survivor Annuity form of benefit may be selected; or

            - quarterly or annual installments in cash, in an amount specified by the Participant, to be paid solely from the balance of the Participant's Account (with the unpaid portion of the Account remaining invested pursuant to Article VI and accumulating investment earnings (whether gain or loss) pursuant to Article VII) until the earlier of the Participant's death or the depletion of his Account, and the remainder (if any), with continuing investment earnings, thereafter to be paid in quarterly or annual installments, equal to the original installments, to the Participant's Beneficiary determined under Section 10.2.

     Such election shall not be effective unless made not more than 90 days before the Participant's Benefit Commencement Date. No more than 90 days prior to and no less than 30 days prior to the Benefit Commencement Date under any form of benefit, the Plan Committee shall provide (by mail or personal delivery or, to the extent permitted by Internal Revenue Service regulations, by electronic means) each Participant such information as may be required to be provided under Section 417 of the Code and the regulations promulgated thereunder. Notwithstanding the foregoing, distributions may commence prior to the end of the thirty (30) to ninety (90) day period provided that (i) the Participant is advised that the Participant has at least 30 days to make an election of an alternative form of benefit, and (ii) the Participant elects, on a form provided by the Plan Committee, for distributions to begin after the expiration of seven days following the distribution of the materials described above.

     Further, if the Participant is married on his Benefit Commencement Date, then his election under this subsection (b) shall not be effective unless:

            (1)	The Participant's Spouse (if any) consents, or has
consented, in writing (or in such electronic form as designated by the Plan Committee), within that 90 day period, to such election (which consent shall be irrevocable with respect to the election to which it was given), and

              (A)	such consent is witnessed by a notary public;

              (B)	the form of benefits (including the Beneficiary, if any)
designated by the election may not be changed (other than revoked) without the Spouse's similarly notarized written consent (except to the extent, if any, that the Spouse's consent expressly permits further form of benefits elections (or Beneficiary designations) by the Participant without the Spouse's further consent); and

              (C)	the Spouse's consent acknowledges the effect of such
election; or

            (2)	it is established to the satisfaction of the Plan Committee
that such consent cannot be obtained

              (A)	because the Participant has no Spouse;

              (B)	because the Spouse cannot be located; or

              (C)	because of such other circumstances as the Secretary of the

     Treasury may by regulations prescribe.

In applying the requirements of Section 9.3(c), life expectancies will not be recalculated except to the extent, with respect to the election of quarterly or annual installments under this subsection (b), that the Participant elects, no later than the required commencement date specified in Section 9.3(c)(1) (whether or not his benefit has already commenced), that either his, his Spouse's, or both his and his Spouse's, life expectancy(ies) shall be recalculated, which election shall not require his Spouse's consent and shall be revocable any time prior to said required commencement date (whether or not his benefit has already commenced).

              (c)	Modification of Installment Payments While in Pay Status.
Subject to the spousal consent requirements of Section 9.2(b), a Participant or Beneficiary who is receiving benefits in the form of quarterly or annual installments under subsection (b) above may revise the Participant's election prospectively to increase or decrease the amount of installment payments (or may revoke the Participant's election prospectively) by making a new election in writing (or in such electronic form as designated by the Plan Committee) in the same manner as and subject to the restrictions upon the Participant's original election, where the date scheduled for the payment of the first installment under the revised election (or the first installment missed under a revoked election) shall be treated as the Benefit Commencement Date for purposes of applying the provisions of this Article IX to the new election.

              (d)	Withdrawals After Termination of Employment or While
Receiving Benefits in Quarterly or Annual Installments. Subject to the spousal consent requirements of Section 9.2(b):

                (1)	a Participant who is not an Employee but who has not
commenced receiving a benefit under this Article IX, and

                (2)	a Participant or Participant's Beneficiary who has
commenced the receipt of benefits in quarterly or annual installments under
Section 9.2(b) or 10.3(b), respectively, shall be entitled, upon giving written notice (or in such electronic form as designated by the Plan Committee) to the Plan Committee and not more than once in any Plan Year, to withdraw all or a portion of one or more of his Account (exclusive of amounts invested in the Loan Fund). The minimum amount a Participant or Beneficiary shall be entitled to withdraw pursuant to this Section 9.2(d) is $1,000 or such greater amount, in increments of $500, as the Plan Committee may from time to time determine, or, if less, the Participant's entire Account. Payment of a withdrawal made pursuant to this Section 9.2(d) shall be made as soon as reasonably practicable as of any Valuation Date with respect to a Participant's Account following the date the written notice (or in such electronic form as designated by the Plan Committee) of the Participant's election to make a withdrawal is received by the Plan Committee.

     9.3	Commencement of Benefits.  Except as may otherwise be elected by the Participant on a form provided by the Plan Committee, a Participant's benefits shall commence (or, if none, shall be deemed to commence) as of the Valuation Date described in Section 9.1 as soon as practicable following the date on which he ceases to be an Employee; provided that to the extent required by the following rules, a Participant's benefits shall commence as of and as soon as practicable after any other Valuation Date described in
Section 9.1:

            (a)	in satisfaction of Section 411(a)(11) of the Code, if the
Participant's entire benefits payable exceed $5,000 at the time they are payable, no portion thereof shall be paid during the Participant's life before he reaches age 62 without his written consent (or in such electronic form as designated by the Plan Committee) given no more than 90 days prior to such payment;
                                     28

            (b)	in satisfaction of Section 401(a)(14) of the Code, unless
the Participant otherwise elects, payment of the Participant's benefits shall begin not later than the 60th day after the close of the Plan Year in which the last of the following occurs:

              (1)	the Participant attains age 62;

              (2)	the tenth anniversary of the Participant's commencement of
participation in the Plan; or

              (3)	the Participant ceases to be an Employee;

            (c)	in satisfaction of Section 401(a)(9) of the Code and
subject to any additional requirements or exceptions set forth in regulations promulgated under that Section by the Secretary of the Treasury, including Proposed Treas. Reg. Section 1.401(a)(9)-2 (but not by way of providing any form or delay in commencement of benefit not otherwise provided under this
Plan),

              (1)	payment of the Participant's benefits shall commence not
later than April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2 or, in the case of a non-5% owner, retires;

              (2)	the Participant's entire interest shall be distributed
either (A) over his life or over his and his Beneficiary's joint lives, or
(B) over a period not extending beyond his life expectancy or his and his Beneficiary's joint life expectancies; and

              (3)	if the Participant dies after benefit payments begin and
before his entire interest has been distributed, the form of distribution in effect before his death shall not be changed unless his remaining interest shall be distributed at least as rapidly as under the form of distribution in effect before he died;

            (d)	a Participant's benefits payable in the form of quarterly
or annual installments under Section 9.2(b) shall commence not later than December 31 of the year in which he attains age 70 1/2, and the minimum distribution made in said year by said date shall be the minimum distribution otherwise required to be made by April 1 of the following year under subsection (c) above.

      9.4	Distributions.

            (a)	Election of Direct Rollover.  If a Participant's benefits
otherwise payable under this Article IX, or the benefits payable to a Participant's former spouse who is an Alternate Payee under a Qualified Domestic Relations Order, constitute or include an Eligible Rollover Distribution, and

              (1)	the Participant or Alternate Payee elects, no more than 90
days prior to the payment of his benefits, to have all of a portion of the Eligible Rollover Distribution (to the extent it is not an outstanding loan obligation offset against the Participant's or Alternate Payee's benefits under Section 9.1) paid directly to an Eligible Retirement Plan,

              (2)	the Participant or Alternate Payee specifies such Eligible
Retirement Plan in his election on a form provided, and in the manner prescribed, by the Plan Committee, and

              (3)	if required under a policy adopted by the Plan Committee,
the trustee or plan custodian of, or the contract issuer under, the Eligible Retirement Plan certifies prior to the date for the payment of the Participant's or Alternate Payee's benefits, on a form provided by or acceptable to the Plan Committee, that the Eligible Retirement Plan is, or is intended to be,

                (A)	an individual retirement account or individual
retirement annuity (other than an endowment contract) meeting the requirements of Sections 408(a) and 408(b) of the Code, respectively,
                (B)	a qualified trust meeting the requirements of Section
401(a) of the Code which is part of a defined contribution plan, the terms of which permit the acceptance of rollover distributions, or
                (C)	an annuity plan meeting the requirements of Section
403(a) of the Code,

as the case may be,

then the portion of the Eligible Rollover Distribution designated by the Participant or Alternate Payee (to the extent it is not an outstanding loan obligation offset under Section 9.1) shall be paid in a direct rollover to the Eligible Retirement Plan specified by the Participant or Alternate Payee. A Participant's or Alternate Payee's failure to make a timely election under this subsection (a) and timely to furnish the certification required under paragraph (3) hereof shall be treated as an election against a direct rollover of any portion of his benefits. A Participant's or Alternate Payee's election with respect to one payment in a series of periodic payments shall apply to all subsequent payments in the series, provided that the Participant or Alternate Payee shall be entitled to change his election at any time, in the same manner specified in this subsection (a) for making an initial election, with respect to subsequent payments in the series.

            (b)	Proration of Distributions.  Distributions shall be
prorated across all Investment Funds; provided however that a Participant may request a distribution of funds from a specific Investment Fund.

            (c)	Trustee.  All distributions hereunder shall be made by the
Trustee as of the date(s) specified in this Article IX. The Trustee shall be entitled to receive written instructions (or the electronic equivalent thereof acceptable to the Trustee) and proper notice from the Plan Committee, or any person or committee designated by the Plan Committee, with respect to any distribution and shall not be required to make such distributions until such instructions have been received in a form which in the opinion of the Trustee is sufficiently clear with respect to the distributions required.

                                  ARTICLE X

                BENEFICIARY'S BENEFITS UPON PARTICIPANT'S DEATH

     10.1	Spousal Death Benefits.

            (a)	Unless an optional form of benefit has been selected within
the election period pursuant to a qualified election, if a Participant dies before the Benefit Commencement Date, then the Participant's Account shall be applied toward the purchase of a Qualified Pre-Retirement Survivor Annuity for the life of the Participant's surviving Spouse. The Spouse shall be entitled to receive the entire nonforfeitable interest in the Participant's Account valued as of the Valuation Date as of which the Account is liquidated to purchase the Beneficiary's benefits in accordance with this Article X, reduced by any security interest held by the Plan by reason of loans outstanding to the Participant unless such outstanding loans are timely repaid in accordance with Section 12.5(c). The Spouse may elect to have such annuity distributed within a reasonable period after the Participant's death. Notwithstanding the foregoing, a Spouse who is entitled to receive a Qualified Pre-Retirement Survivor Annuity pursuant to this Section 10.1 may instead elect to receive such benefit in any other form permitted under this
Article X.

            (b)	For purposes of this Section 10.1, the following words and
terms shall have the meanings indicated:

              (1)	"Election Period" means the period which begins on the
first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which age 35 is attained, with respect to the Participant's Account as of the date of separation, the election period shall begin on the date of separation.
A Participant who will not yet attain age 35 as of the end of any current
Plan Year may make a special qualified election to waive the Qualified Pre-Retirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives a written explanation (or in such electronic form as designated by the Plan Committee) of the Qualified Pre-Retirement Survivor Annuity in such terms as are comparable to the explanation required under paragraph (3). Qualified Pre-Retirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this Section 10.1.

              (2)	"Qualified Election."  Any waiver of a Qualified Pre-
Retirement Survivor Annuity shall not be effective unless: (i) the Participant's Spouse consents in writing to the election (or in such electronic form as designated by the Plan Committee); (ii) the election designates a specific Beneficiary including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent); (iii) the Spouse's consent acknowledges the effect of the election; and (iv) the Spouse's consent is witnessed by a notary public. If it is established to the satisfaction of a Plan representative that there is no Spouse or that the Spouse cannot be located, a waiver will be deemed a qualified election.

Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in subsection (3) below.

              (3)	Notice Requirements.  In the case of a Qualified Pre-
Retirement Survivor Annuity as described in this Section 10.1, the Plan Administrator shall provide each Participant within the applicable period for such Participant a written explanation (or in such electronic form as designated by the Plan Committee) of the Qualified Pre-Retirement Survivor Annuity setting forth (i) the terms and conditions of a Qualified Pre-Retirement Survivor Annuity; (ii) the Participant's right to make and the effect of an election to waive the Qualified Pre-Retirement Survivor Annuity form of benefit; (iii) the rights of a Participant's spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Pre-Retirement Survivor Annuity.

The applicable period for a Participant is whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (ii) a reasonable period ending after an individual becomes a Participant; and (iii) a reasonable period ending after this Section 10.1 first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a participant who separates from service before attaining age 35.

For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described (ii) and (iii) is the end of the two-year period beginning one year prior to the date the applicable event occurs, and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a Participant thereafter returns to employment with the employer, the applicable period for such Participant shall be redetermined.

     10.2	Beneficiary's Benefits.  Subject to Section 10.1, upon the death of a Participant prior to his Benefit Commencement Date, his Beneficiary shall be entitled to receive the entire nonforfeitable interest in the
                                      32

Participant's Account valued as of the Valuation Date as of which the Account is liquidated to purchase the Beneficiary's benefits in accordance with this
Article X, reduced by any security interest held by the Plan by reason of loans outstanding to the Participant unless such outstanding loans are timely repaid in accordance with Section 12.5(c).

     10.3	Beneficiary and Form of Benefits.

            (a)	Participant's Designation of Beneficiary.  Except to the
extent otherwise stated in a Beneficiary designation under this subsection
(a), to the extent no Beneficiary is validly designated under this subsection or to the extent no such validly designated Beneficiary survives the Participant, the Participant's Beneficiary shall be his Spouse, or, if there is no Spouse, the Participant's surviving children in equal shares, or, if there is no Spouse or surviving child, the Participant's estate.

     On a form provided by or acceptable to the Plan Committee and signed by the Participant (or in such electronic form as designated by the Plan Committee), a Participant may designate (elect) as his Beneficiary one or more persons (which can include the Participant's Spouse and can include primary and contingent beneficiaries) or trusts, provided that the estate of a Beneficiary who dies prior to the Beneficiary's Benefit Commencement Date shall not be the contingent beneficiary unless expressly so provided in the Participant's election. In no event may a Beneficiary change the contingent beneficiary selected by the Participant. If the Participant is married upon his death, such election shall not be effective unless the requirements of
Section 10.1 are satisfied.

            (b)	Beneficiary's Election of Form of Benefits.  Unless he
otherwise elects in accordance with this subsection (b), a Beneficiary's benefits shall be paid as:

              (1)	a spousal single life annuity (a monthly annuity to the
Participant's Spouse for the Spouse's life), if and to the extent that:

                (A)	the Beneficiary is the Participant's Spouse; and

                (B)	the entire benefits payable exceed $5,000 at the time
they are payable; or

              (2)	a single lump sum, in cash, otherwise; provided that if
such lump sum is comprised of more than one check or similar instrument, all such instruments shall be paid within the same taxable year of the Beneficiary.

On a form provided by or acceptable to the Plan Committee and signed by the Beneficiary (or in such electronic form as designated by the Plan Committee) after the Participant's death and prior to the commencement of benefits, the Beneficiary may elect, in lieu of the form of benefits otherwise payable under this Section, that, subject to the requirements of Section 10.4, his benefits be paid as:

     - a single lump sum, in cash; provided that if such lump sum is comprised of more than one check or similar instrument, all such instruments shall be paid within the same taxable year of the Beneficiary; or

     - an annuity, including a single life annuity or a term certain annuity, provided under a single premium annuity contract issued by an insurance company and purchased with the Beneficiary's benefits and meeting the requirements of Section 10.4(b); provided, however, that for distributions with a Benefit Commencement Date on or after May 1, 2001, only a single life annuity form of benefit may be selected ;or

     - quarterly or annual installments in cash, in an amount specified by the Beneficiary, to be paid solely from the balance of the Participant's Account (with the unpaid portion of the Account remaining invested pursuant to Article VI and accumulating investment earnings (whether gain or loss) pursuant to Article VII) until the earlier of the Beneficiary's death or the depletion of the Participant's Account, and the remainder (if any), thereafter to be paid to the Beneficiary's estate in a single lump sum, in cash.

In applying the requirements of Section 10.4(b), life expectancy will not be recalculated except to the extent, with respect to a Spouse's election of quarterly or annual installments under this subsection (b), that the Spouse so elects, no later than the required commencement date specified under
Section 10.4(b) (whether or not the Spouse's benefit has already commenced), which election shall be revocable any time prior to said required commencement date (whether or not the Spouse's benefit has already commenced).

            (c)	Modification of Installment Payments While in Pay Status.
A Beneficiary who is receiving benefits in the form of quarterly or annual installments under subsection (b) above may revise his election prospectively to increase or decrease the amount of installment payments (or may revoke his election prospectively) by making a new election in writing (or in such electronic form as designated by the Plan Committee) in the same manner as and subject to the restrictions upon his original election, where the date scheduled for the payment of the first installment under the revised election (or the first installment missed under a revoked election) shall be treated as the commencement of benefits for purposes of applying the provisions of this Article XI to the new election.

     10.4	Commencement of Benefits.  Except as may otherwise be elected by the Beneficiary on a form provided by the Plan Committee, the Beneficiary's benefits shall commence as of the Valuation Date described in Section 10.1 as soon as reasonably practicable following the date of the Participant's death; provided that to the extent required by the following rules, a Beneficiary's benefits shall commence as of and as soon as reasonably practicable after any other Valuation Date:

            (a)	in satisfaction of Section 417(e) of the Code, if

              (1)	the Beneficiary is the Participant's Spouse, and

              (2)	the Spouse's entire benefits payable exceed $5,000 at the
time they are payable,
no portion thereof shall be paid prior to the date the Participant, if he had not died, would have reached age 62 without the Spouse's written consent (or in such electronic form as designated by the Plan Committee) given no more than 90 days prior to such payment;

            (b)	in satisfaction of Section 401(a)(9) of the Code and
subject to any additional requirements or exceptions set forth in regulations promulgated under that Section by the Secretary of the Treasury (but not by way of providing any form or delay in commencement of benefit not otherwise provided under this Plan), payment of the Beneficiary's benefits shall, upon the election of the Beneficiary on a form provided by the Plan Committee:

              (1)	be completed not later than the last day of the calendar
year containing the fifth anniversary of

                (A)	the Participant's death, or

                (B)	if the Participant's Beneficiary is his Spouse and
the Spouse dies before the commencement of payment of the Spouse's benefits was made or required under the Section without the Spouse's estate being contingent beneficiary, the Spouse's death; or

              (2)	if the benefits will be distributed over the Beneficiary's
life or over a period not exceeding the Beneficiary's life expectancy, commence not later than (A) the last day of the calendar year next following the calendar year in which the Participant died, or (B) if later and the Participant's Beneficiary is his Spouse and the Spouse does not die before the commencement of payment of the Spouse's benefits, not later than the last day of the calendar year in which the Participant, if he had not died, would have reached age 70 1/2.
Any election under this subsection (b) must be made no later than the earlier of the completion date under paragraph (1) and the commencement date under paragraph (2). If no election is timely made, payment shall be made in compliance with paragraph (2) if the Beneficiary is the Participant's Spouse and otherwise in compliance with paragraph (1).

If the Participant's Spouse is the Beneficiary but dies before distribution of the Spouse's benefit has begun in annuity form and before distribution was required to begin under this subsection (b) (even if it had begun in other than annuity form), payment to the contingent Beneficiary (whether or not the Spouse's estate), shall be subjected to the requirements of this subsection
(b) by substituting the Spouse's date of death for the Participant's date of death.

     10.5	Distributions.

            (a)	Election of Direct Rollover by Spouse.  If the benefits of
a Participant's Spouse otherwise payable under this Article X constitute or include an Eligible Rollover Distribution, and

              (1)	the Spouse elects, no more than 90 days prior to the
payment of his benefits, to have all or a portion of the Eligible Rollover
                                      35

Distribution (to the extent it is not an outstanding loan obligation offset against the Spouse's benefits under Section 10.1) paid directly to an Eligible Retirement Plan which is an individual retirement account or individual retirement annuity (but not a Section 401(a) qualified trust or a Section 403(a) annuity plan),

              (2)	the Spouse specifies such individual retirement plan or
annuity in his election on a form provided, and in the manner prescribed, by the Plan Committee, and

              (3)	if required under a policy adopted by the Plan Committee,
the plan custodian of the individual retirement plan or annuity certifies prior to the date for the payment of the Spouse's benefits, on a form provided by or acceptable to the Plan Committee, that the individual retirement plan or annuity is, or is intended to be, an individual retirement account or individual retirement annuity (other than an endowment contract) meeting the requirements of Sections 408(a) and 408(b) of the Code, respectively, then the portion of the Eligible Rollover Distribution designated by the Spouse (to the extent it is not an outstanding loan obligation offset under Section 10.1) shall be paid in a direct rollover to the individual retirement plan or annuity specified by the Spouse. A Spouse's failure to make a timely election under this subsection (a) and timely to furnish the certification required under paragraph (3) hereof shall be treated as an election against a direct rollover of any portion of his benefits. A Spouse's election with respect to one payment in a series of periodic payments shall apply to all subsequent payments in the series, provided that the Spouse shall be entitled to change his election at any time, in the same manner specified in this subsection(a) for making an initial election, with respect to subsequent payments in the series.

            (b)	Trustee.  All distributions hereunder shall be made by the
Trustee as of the date(s) specified in this Article X. The Trustee shall be entitled to receive written instructions (or the electronic equivalent thereof acceptable to the Trustee) and proper notice from the Plan Committee, or any person or committee designated by the Plan Committee, with respect to any distribution and shall not be required to make such distributions until such instructions have been received in a form which in the opinion of the Trustee is sufficiently clear with respect to the distributions required.

                                  ARTICLE XI

                             VALUATION OF ACCOUNTS

     For purposes of payment of the balances credited to a Participant's Account following the occurrence of an event entitling the Participant or a Beneficiary to a distribution for any reason, the value of a Participant's Account shall be determined by the Plan Committee as of the date payment of the Account is processed; provided, however, in no event shall payment be processed prior to each of the following:

            (a)	the timely furnishing to the Participant of any legally
required notices of his distribution rights and options under the Plan, and

            (b)	the filing of a timely request of the Participant (or his
Beneficiary) with the Plan Committee for payment of the Participant's benefit with respect to such event, and such forms or documents as the Plan Committee may require in connection with the processing of the request. In the case of a Participant whose Account does not exceed $5,000, distribution of such Participant's Account shall be made, to the extent determined by the Plan Committee in its discretion, without regard to whether the Participant consents to such distribution.

                                  ARTICLE XII

                                    LOANS

     12.1	Loan Amount, Term and Interest Rate.

            (a)	Amount.  An Active Participant may borrow from the Plan an
amount that does not exceed the smallest of:

              (1)	100% of the value of the Participant's entire
nonforfeitable interest in his Account;

              (2)	50% of the value of the Participant's entire nonforfeitable
interest in his Account under this Plan and his accounts under the Dow Jones
401(k) Savings Plan, less the balance of all other outstanding loans to the
Participant under this Plan and the Dow Jones 401(k) Savings Plan;

              (3)	$50,000 less the highest outstanding balance of loans to
the Participant under all tax-qualified defined benefit and defined contribution plans of the Affiliated Companies, including this Plan, during the one-year period ending on the day immediately preceding the date of the Loan;

              (4)	50% of the present value of the Participant's
nonforfeitable accrued benefits (determined without regard to any deductible employee contributions as defined in Section 72(0) (5) (B) of the Code) under all tax-qualified defined benefit and defined contribution plans of the Affiliated Companies, including this Plan, as determined by the Plan Committee (but not less than $10,000), less the balance of all other loans outstanding to the Participant under all tax-qualified defined benefit and defined contribution plans of the Affiliated Companies, including this Plan; or

              (5)	such lesser maximum amount as the Plan Committee may from
time to time establish and apply uniformly to all Loans made pursuant to the terms of the Plan.

Notwithstanding any other provision of the Plan to the contrary, no Loan shall be taken from this Plan unless the Participant's accounts available to take a loan under the Dow Jones 401(k) Savings Plan are insufficient to provide the entire amount of the requested loan; provided, however, that if neither the Participant's Account under this Plan nor his accounts under the Dow Jones 401(k) Savings Plan are sufficient when considered separately to provide the entire amount of the requested loan, the loan shall be made first by loaning the entire amount available for loan under the Dow Jones 401(k) Savings Plan and then by loaning any remaining amount under this Plan.

Loans shall be granted in $100 increments, provided that the minimum amount of any Loan granted under the Plan shall be $1,000. For purposes of this
Section 12.1, the value of a Participant's Account shall be determined as of such date as the Plan Committee shall determine.

            (b)	Term.  Loans shall be granted for a minimum term of one
year, or for a term that is an integral multiple of one year up to a maximum term of five years, provided that:

              (1)	the term of the Loan may not result in payments per any
Payroll Period of less than $10, or such other amount as the Plan Committee may from time to time determine;

              (2)	a Loan used solely to acquire the principal residence of
the Participant may have a term not exceeding ten years; and

              (3)	no loan term shall extend beyond the date on which a
Participant's distributions are required to commence in accordance with
Section 9.3(c).

            (c)	Interest Rate.  Loans shall bear such rate of interest as
the Plan Committee determines, under a written procedure established by it (which shall constitute a part of the Plan), and will provide a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances.

            (d)	Level Amortization.  Except as provided in regulations
prescribed by the Secretary of the Treasury, Loans shall require substantially level amortization (with payments not less frequently than quarterly) over the term of the Loan.

            (e)	Periodic Approval.  Loans shall be approved by the Plan
Committee effective on the last day of a month or such other or additional days as the Plan Committee may establish applicable to all Participants; provided, however, that in the sole discretion of the Plan Committee, a Loan may be approved effective on a date other than such date if administratively feasible and if emergency circumstances exist for a Participant.

            (f)	Administrative Charge.  For each Loan, the Participant's
Account may be charged a one-time loan origination fee and an annual maintenance fee, each in a flat dollar amount as determined and established from time to time by the Plan Committee (and applicable to all Loans, only to additional Loans, only to Loans to Inactive Participants, or otherwise, as determined by the Plan Committee) as appropriate to defray, but not to exceed, the Plan's average per Loan administration costs or incurred expenses.

     12.2	Proration of Withdrawals for Loans.  Withdrawals shall be
prorated across all Investment Funds in which the Participant's Account is invested.

     12.3	Frequency of Loans.

            (a)	A Participant may be granted a Loan under this Plan no more
frequently than twelve months following the date of the grant of the Participant's last Loan from, and no more frequently than 24 months following a default of a Loan of the Participant under, this Plan or any other plan maintained by an Affiliated Company, or such longer period of time as the Plan Committee may from time to time establish applicable to all Participants.

            (b)	A Participant shall not have more than five Loans
outstanding at any time under this Plan and all other plans maintained by the Affiliated Companies.

     12.4	Security for Loans.

            (a)	No Loan shall be made to any Participant prior to the
execution and delivery by the Participant of an application therefor, a note payable to the Trustee on which the Participant shall be personally liable for the amount of the Loan and in a form or manner prescribed by the Plan Committee, an authorization for payroll deductions for repayment of the Loan, the written consent of the Participant (or in such electronic form as designated by the Plan Committee) and, if he is married at the time of the making of the Loan, the notarized written consent (or in such electronic form as designated by the Plan Committee) of the Participant's then-current spouse, to the making of the Loan and to the possible reduction of the Participant's Account under the terms of the Plan to satisfy the Loan obligation, provided further that such consent or consents shall be given within 90 days prior to the making of the Loan.

            (b)	Cash equal to the value of any Loan granted plus the loan
origination fee, if any, under Section 12.1(f) shall be transferred from the Investment Fund or Investment Funds (other than the Loan Fund) in which the nonforfeitable portion of the Participant's is invested and which are designated by the Plan Committee pursuant to uniform rules, in proportion to the nonforfeitable amount of such Account invested in such Investment Fund or Investment Funds; however, the grant of a Participant's application for a Loan shall not be deemed a change of investment designation with respect to his existing Account balances. The amount so transferred, less the loan origination fee, if any, shall be paid to the Participant, and the remainder, in the amount of the loan origination fee, shall remain unallocated in the Trust Fund. Upon such transfer of cash to the Participant, the note evidencing the Participant's Loan obligation to the Trust Fund, shall be transferred to the Loan Fund. The Participant's note shall be held as an investment of the Participant's Account in the Loan Fund, provided that, notwithstanding the nonalienation rule of Section 17.4, the Loan Fund shall have a first lien on said note.

     12.5	Repayment.

            (a)	General.  Repayment shall be accomplished through regular
payroll deductions. Payments by a Participant shall be applied first to outstanding interest and then to reduce the outstanding principal balance of the Loan and shall be allocated to the Participant's Account and invested as designated from time to time by the Plan Committee pursuant to uniform rules. A Participant shall be entitled to prepay without penalty all (but not merely a part) of the total outstanding principal amount of and interest accrued on any Loan under the Plan, provided that no prepayment shall be made earlier than one year following the date the Loan is granted. Prepayments shall be allocated to the Participant's Account and invested in the same manner as repayments.

            (b)	Authorized Leave of Absence.  A Participant with an
outstanding Loan who is placed on authorized Leave of Absence status for any reason shall, in addition, be entitled to select one of the following modes of repayment while not in pay status:

              (1)	installment payments equivalent in value to the payments
deducted from his paycheck, or

              (2)	deferred payment of all principal and interest for the
duration of the absence (but not to exceed one year), followed by the reamortization, on the date on which the Participant returns to pay status and at the then-current interest rate determined under Section 12.1(c), of the then-outstanding principal and interest (including interest accrued during the absence) in substantially equal installments over the remaining Loan term, extended by the period of absence while not in pay status;
provided that in no event shall any Loan become due and payable later than the expiration of the five-year limitation prescribed by Section 12.1(b), unless otherwise permitted by that Section.

            (c)	Death or Termination of Employment.  If, prior to repayment
of the total principal amount of and accrued interest on a note held by the Loan Fund,

              (1)	a Participant ceases to be an Employee for any reason other
than his death and the said amount is not repaid in full by the end of the day (or, if the Participant did not voluntarily cease to be an Employee, within 30 days after the day) he ceases to be an Employee, or

              (2)	a Participant dies and said amount, including any further
accrued interest, is not repaid in full within 90 days after his death, then, unless the Participant (or, in the event of his death, his Beneficiary) is described in Section 12.6, the Participant's applicable nonforfeitable
Account balances shall be reduced, in proportion to their investment in the Loan Fund, by the amount of said total outstanding principal amount and accrued interest prior to the payment of any benefits to the Participant or his Beneficiary, and the amount of such reduction shall be applied to satisfy the note held by the Loan Fund.

            (d)	Default.  If (1) any Loan repayment required hereunder is
not timely paid in full or (2) the Participant or other individual who is obligated on the Loan is a party to an action under the federal Bankruptcy Code, the entire outstanding principal balance and accrued interest shall become immediately due and payable, and interest shall continue to accrue until the note held by the Loan Fund is satisfied in full.

     12.6	Certain Beneficiaries and Inactive Participants.  Any person who is a "party in interest" to the Plan within the meaning of Section 3(14) of ERISA (for example, a 5-percent owner or one of the 10 most highly compensated employees) and who is either a Beneficiary having an Account under the Plan or an Inactive Participant shall be entitled to borrow from the Plan on the same terms and conditions as an Active Participant, provided that:

            (a)	the principal residence exception under Section 12.1(b)
shall apply only with respect to the principal residence of a Participant, and

            (b)	the requirement under Section 12.5(a) for repayment through
regular payroll deductions shall not apply unless the Inactive Participant is an employee of a Company.

     12.7	Further Limitations on Loans.  Notwithstanding anything to the contrary contained in this Article XII, the Plan Committee reserves the right to limit further the amount that may be borrowed hereunder, to limit further the terms and conditions under which Loans will be made, or to declare a moratorium on the granting of Loans to Participants on the basis of uniform and nondiscriminatory rules.

                                 ARTICLE XIII

                            ADMINISTRATION OF PLAN

     13.1	Appointment of Plan Committee.  There shall be a Plan Committee which shall consist of not fewer than three (3) nor more than seven (7) members who shall be appointed by the Board of Directors. Members of the Plan Committee shall hold office until their death, resignation, disqualification or removal. The Plan Committee shall be the Plan Administrator.

     13.2	Resignation and Removal of Members.  Any member of the Plan
Committee may resign at any time by giving written notice to the other members and to the Board of Directors, effective as therein stated. Any member of the Plan Committee may, at any time, be removed by the Board of Directors.

     13.3	Appointment of Successors.  Upon the death, resignation,
disqualification or removal of any member of the Plan Committee, the Board of Directors may appoint a successor. Notice of appointment of a successor member shall be given by the Board of Directors in writing to the Plan Committee and to the Trustee.

     13.4	Power and Duties of the Committee.  The Plan Committee shall have full power, authority and discretion to control and manage the operation and administration of the Plan and to construe and apply all of its provisions, provided that the Plan Committee shall have no power, authority, or responsibility with respect to those matters which are the responsibility of the Trustee. Any action taken by the Plan Committee in its discretion in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon Participants, their Beneficiaries and all other persons. All discretionary powers conferred upon the Plan Committee shall be absolute, provided that no discretionary power shall be exercised in such manner as to cause or create discrimination in favor of Employees who are officers or shareholders of any Company or Highly Compensated Employees. Benefits under this Plan will be paid only if the Plan Committee decides in its discretion that the applicant is entitled to them. The authority of the Plan Committee shall include, but not by way of limitation, the following:

            (a)	Authority to interpret the provisions of the Plan and to
determine any questions arising under the Plan or in connection with the administration or operation thereof;

            (b)	Authority to determine all questions affecting the
eligibility of any person to be, become or remain a Participant in the Plan;

            (c)	Authority to determine the Service of any person and to
compute the amount of benefit or other sum payable under the Plan to any person;
            (d)	Authority to determine all questions regarding the status
of any person as a Participant;
            (e)	Authority to authorize and direct all disbursements of
benefits and other sums under the Plan and to determine the manner in which benefits shall be payable to Participants;

            (f)	Authority to adopt such rules as it may deem desirable for
the purpose of regulating the conduct and discharge of its business and duties in the administration of the provisions of the Plan, provided that such rules shall not be inconsistent with the provisions of the Plan;

            (g)	Authority to purchase such liability insurance as it may
deem appropriate in connection with the operation and administration of the Plan;

            (h)	Authority to direct the Trustee to undertake and assume the
authority and responsibility to invest and reinvest the assets of the Plan and to make any decision respecting assets of the Plan, provided that any such direction shall be in writing;

            (i)	Authority to make or provide for the making of any audit or
examination of the investment affairs of the Plans;

            (j)	Authority to engage such legal, actuarial, accounting,
clerical, administrative, medical and other services as it may deem proper, including authority to employ one or more persons to render advice with regard to any responsibility which the Plan Committee, any member thereof or any other person designated under Section 15.5 may have under the Plan;

            (k)	Authority to charge a Participant's Account an
administration fee or fees in such amount or amounts as determined and established from time to time by the Plan Committee, on a uniform basis applicable to all Participants' Accounts (or to Inactive Participants' Accounts, or to Accounts of Inactive Participants who ceased being Active Participants before reaching age 55 or with at least ten (10) Years of Service), as appropriate to defray, but not to exceed, the Plan's average administration costs or incurred expenses for each transaction relating specifically to the Participant's Account for which the Plan Committee shall determine that such specific charge or charges is appropriate; and

            (l)	Authority to perform or cause to be performed such further
acts as it may deem to be necessary, appropriate or convenient in the exercise of its power and authority under the Plan.

     13.5	Allocation and Delegation of Duties.  The Plan Committee may
allocate its fiduciary responsibilities among its members and may designate other persons (or committee(s) of persons) to carry out fiduciary or other responsibilities (other than responsibilities for the management or control of Plan assets) under the Plan. Pursuant to this Section, the Plan Committee shall appoint from among its members a chairman and a secretary, who shall have such duties as the Plan Committee may provide from time to time. The Plan Committee, and any person delegated under the provisions hereof to carry out any responsibilities under the Plan, shall be entitled to rely upon information, data and documentation furnished by any Company, tables, valuations, certificates, and reports furnished by actuaries, and upon certificates, reports, and opinions made or given by any accountant, legal counsel or other expert or advisor (who may be employed or retained by one or more Affiliated Companies) selected or approved by the Plan Committee; and the members of the Plan Committee and any delegate thereof shall not be liable, except to the extent provided by law, for any action taken, suffered or omitted by them in good faith or for any such action in reliance upon any such actuary, accountant, legal counsel or other expert or advisor, or upon any information, data, documentation, report or opinion furnished by the same or by any Company.

     13.6	Committee Procedure.  A majority of the members of the Plan
Committee as constituted at any time shall constitute a quorum, and any action by a majority of the members present at any meeting, or authorized by a majority of the members in writing without a meeting, shall constitute the action of the Plan Committee. A member of the Plan Committee who is also a Participant hereunder shall not vote on any question involving his own interest under the Plan, as distinguished from interests of others similarly situated. The Plan Committee may authorize each or any one or more of its members to execute any document or documents on behalf of the Plan Committee, in which event it shall notify the Trustee in writing of such action and the name or names of its members so designated, and the Trustee may thereafter accept and rely upon any document executed by such member or members as representing action by the Plan Committee until the Plan Committee shall file with the Trustee a written revocation of such designation.

     13.7	Investment Manager.  The Plan Committee may appoint one or more
Investment Managers (as defined in Section 3(38) of ERISA) to manage all or any part of the assets of the Plan. Such appointment shall be reflected in the minutes of the Plan Committee. The Investment Manager(s) shall discharge its duties in accordance with applicable law and in particular in accordance with Section 404(a)(l) of ERISA. The Investment Manager(s), when appointed, shall have such responsibility to manage the assets of the Plan as the Plan Committee shall designate, and the Plan Committee shall thereafter have no responsibility for the management of such assets to the extent that responsibilities are designated to be the responsibilities of the Investment Manager(s).

     13.8	Compensation of Committee.  Members of the Plan Committee shall serve as such without compensation from the Plan, but may receive compensation from an Affiliated Company for so serving.

     13.9	Expenses.  Ordinary and necessary expenses incurred in connection with the establishment or termination of the Plan may be paid from the Trust
Fund to the extent allowed under Section 403(c)(1) of ERISA. Ordinary and necessary expenses (including the cost of any bond required under Section 412 of ERISA) incurred for any Plan Year in connection with administering the Plan, other than establishment or termination expenses, may be paid from the Trust Fund. To the extent expenses incurred in establishing, administering or terminating the Plan are not paid from the Trust Fund they shall be paid by the Affiliated Companies.

    13.10	Information Required From Participants.  Each Participant or
Beneficiary will furnish to the Plan Committee such information in writing (or in such electronic form as designated by the Plan Committee) as the Plan Committee considers necessary or desirable for purposes of administering the Plan, and the provisions of the Plan respecting any payments thereunder are conditional upon the Participant's or Beneficiary's furnishing promptly such true, full and complete information as the Plan Committee may request. Any notice or information which, according to the terms of the Plan or the rules of the Plan Committee, must be filed with the Plan Committee shall be deemed so filed at the time that it is actually received by the Plan Committee.

     13.11	Records.  The Plan Committee shall keep a record of all its
proceedings and shall keep, or cause to be kept, all such books, accounts, records or other data as may be necessary or advisable in its judgment for the administration of the Plan and properly to reflect the affairs thereof.

     13.12	Reports to Participant.  The Plan Committee shall notify each
Participant quarterly, within a reasonable time after each March 31, June 30, September 30 and December 31, of the balances of such Participant's Account as of such date, unless the Plan Committee determines to make such reports at lesser or greater intervals, no less frequently than annually. In the case of a Participant who is no longer an Employee, a mailing of his statement of accounts to his last known home address by first class mail shall be sufficient.

     13.13	Multiple Fiduciary Capacity.  Nothing in this Plan shall be
deemed to prohibit any person or group of persons from serving in more than one fiduciary capacity with respect to the Plan.

                                  ARTICLE XIV

                                  PLAN ASSETS

     14.1	Trust.  The Plan shall be funded by a Trust Fund held by the
Trustee pursuant to the terms of the Trust Agreement, which shall be subject to the provisions of the Plan.

     14.2	Designation of Trustee.  The Board of Directors shall have the authority to select the Trustee, to terminate the Trustee and to select a successor Trustee, and to enter into such Trust Agreement, or any amendments or modifications thereto, with the Trustee or any successor Trustee as the Board of Directors shall determine is appropriate.

     14.3	Investment and Management of Plan Assets.  Except to the extent delegated to the Trustee under, or pursuant to, the Trust Agreement, the authority of the Plan Committee shall include, but not by way of limitation, the following:

            (a)	Authority to control, invest, reinvest, manage and dispose
of all assets of the Trust Fund;

            (b)	Authority to direct the Trustee with respect to investment
and reinvestment of the assets of the Plan and authority to make any decision respecting assets of the Plan;

            (c)	Authority to make or provide for the making of any audit or
examination of the investment affairs of the Plan;

            (d)	Authority to designate Investment Funds available to
Participants for the investment of the amounts credited to their Accounts, and to specify the terms upon which such selections may be made; and

            (e)	Authority to perform or cause to be performed such further
acts as it may deem to be necessary, appropriate or convenient in the exercise of its power and authority under the Plan.

     14.4	Records.  The Trust Agreement, or a separate services contract entered into between the Plan Committee and the Trustee or an affiliate of the Trustee, may require the contracting entity to provide record keeping services to the Plans, including, without limitation, Loan program administration, the periodic tabulation of Investment Fund values, account values, and, if pertinent, subdivided account values, and the periodic provision of account statements to Participants.

                                  ARTICLE XV

                                    CLAIMS

     15.1	Claims for Benefits.  Any claim for benefits by a Participant or anyone claiming through a Participant under the Plan shall be delivered in writing (or in such electronic form as designated by the Plan Committee) by the claimant to the Plan Committee. The claim shall identify the benefits being requested and shall include a statement of the reasons why the benefits should be granted. The Plan Committee shall grant or deny the claim. If the claim is denied in whole or in part, the Plan Committee shall give written notice (or in such electronic form as designated by the Plan Committee) to the claimant setting forth: (a) the reasons for the denial, (b) specific reference to pertinent Plan provisions on which the denial is based, (c) a description of any additional material or information necessary to request a review of the claim and an explanation of why such material or information is necessary, and (d) an explanation of the Plan's claim review procedure. The notice shall be furnished to the claimant within a period of time not exceeding 90 days after receipt of the claim, except that such period of time may be extended, if special circumstances should require, for an additional
90 days commencing at the end of the initial 90-day period.  Written notice
(or in such electronic form as designated by the Plan Committee) of any such extension shall be given to the claimant before the expiration of the initial 90-day period and shall indicate the special circumstances requiring the extension and the date by which the final decision is expected to be rendered.

     15.2	Appeals Procedure.  A claimant who has been denied a claim for benefits, in whole or in part, may, within a period of 60 days following his receipt of the denial, request a review of such denial by filing a written notice (or in such electronic form as designated by the Plan Committee) of appeal with the Plan Committee. In connection with an appeal, the claimant (or his authorized representative) may review pertinent documents and may submit evidence and arguments in writing (or in such electronic form as designated by the Plan Committee) to the Plan Committee. The Plan Committee may decide the questions presented by the appeal, either with or without holding a hearing, and shall issue to the claimant a written notice (or in such electronic form as designated by the Plan Committee)(or in such electronic form as designated by the Plan Committee) setting forth: (a) the specific reasons for the decision and (b) specific reference to the pertinent Plan provisions on which the decision is based. The notice shall be issued within a period of time not exceeding 60 days after receipt of the request for review; except that such period of time may be extended, if special circumstances (including, but not limited to, the need to hold a hearing) should require, for an additional 60 days commencing at the end of the initial 60-day period. Written notice (or in such electronic form as designated by the Plan Committee)(or in such electronic form as designated by the Plan Committee) of any such extension shall be provided to the claimant prior to the expiration of the initial 60-day period. The decision of the Plan Committee shall be final and conclusive.

     15.3	Exhaustion of Remedies.  The procedures under this Article XV shall be the exclusive procedures for claiming benefits under this Plan, notwithstanding the provisions of any other contract or agreement to the contrary. No legal or equitable action for benefits under the Plan shall be brought unless and until the claimant (a) has submitted a written application for benefits (or in such electronic form as designated by the Plan Committee) in accordance with Section 15.1, (b) has been notified by the Plan Committee that the application is denied, (c) has filed a written request for a review of the application in accordance with Section 15.2 and (d) has been notified in writing that the Plan Committee has affirmed the denial of the application; provided that legal action may be brought after the Plan Committee has failed to take any action on the claim within the time prescribed in Section 15.2.

     In no event may any legal or equitable action for benefits under the Plan be brought in a court of law or equity with respect to any claim for benefits more than one (1) year after the final denial (or deemed final denial) of the claim by the Plan Committee.

                                  ARTICLE XVI

                           AMENDMENT AND TERMINATION

     16.1	Amendment.  The Board of Directors, by resolution, and the Plan
Committee, in accordance with the procedures described in Section 13.6, each shall have the right at any time, and from time to time, to modify or amend in whole or in part, any or all of the provisions of the Plan and Trust or any insurance contract forming a part of the Plan, but, except as otherwise provided in this Article or in Section 4.3, or as otherwise permitted under
Section 411(d)(6) of the Code, no such amendment or modification shall have the effect of revesting in the Companies any part of the Trust Fund or reducing the accrued benefits of Participants or of diverting any part of the Trust Fund to any purpose other than for the exclusive benefit of Participants and their Beneficiaries and the payment of reasonable Plan administration expenses; provided that any such amendment adopted by the Plan Committee is necessary or appropriate to facilitate the administration, management or interpretation of the Plan or to conform the Plan thereto, or to maintain the compliance of the Plan, Trust or such insurance contract with the requirements of Sections 401(a) and 501(a) of the Code and with ERISA or any other applicable law, unless such amendment shall have a material effect on the currently estimated cost to the Companies of maintaining the Plan. No amendment which affects the rights, duties or responsibilities of the Trustee shall be effective without the Trustee's written consent.

     16.2	Termination or Partial Termination.  The Board of Directors, by
resolution, shall have the right to terminate or partially terminate the Plan at any time. Upon the termination or partial termination of the Plan, or upon the complete discontinuance of contributions under the Plan, the Accounts of Participants affected by the termination, partial termination, or complete discontinuance of contributions, as the case may be, shall be nonforfeitable.

     Any Company may, by action of its board of directors, by resolution, withdraw at any time from participation in the Plan, at which point the Participants who are its Eligible Employees shall become Inactive
Participants.

     16.3	Merger or Consolidation of Plan Assets; Mergers into the Plan;
Transfers of Plan Assets. Subject to satisfying the requirements of this Section and Section 411(d)(6) of the Code:

            (a)	Upon the approval of the Board of Directors and the new or
successor employer of the affected Participants, the Plan may be merged into or consolidated with another defined contribution plan, and all or a portion of its assets or liabilities may be transferred to another plan; provided that such other plan and its related trust (i) are qualified within the meaning of Sections 401(a) and 501(a) of the Code ("tax-qualified"), and (ii) assume the Plan liabilities of all affected Participants.

            (b)	Upon the approval of the Board of Directors and the
employer of the affected participants, any other tax-qualified defined contribution plan sponsored by an Affiliated Company may be merged into this Plan, with this Plan as the surviving instrument. Thereupon:

              (1)	The Affiliated Company shall become a co-sponsor of the
Plan, included in the definition of Company hereunder. In any such case, the Plan shall remain a single plan with any and all of its assets (regardless of the entity to whose contributions such assets can be traced) available to pay the benefits of each Participant and Beneficiary hereunder and any other liabilities of the Plan.

              (2)	The assets of the merged plan shall be transferred to the
Trustee and be assets of the Plan, and the liabilities of the merged plan shall be liabilities of the Plan.

              (3)	Each participant in the merged plan shall become a
Participant in the Plan on the merger date, with accrued or vested benefits under the Plan equal to his accrued or vested benefits under the merged plan, and thereafter shall continue to participate in the Plan, or not, in accordance with its terms.

              (4)	If so directed by the Board of Directors, there shall be a
separate accounting of the benefits of a Participant transferred from the merged plan and any other benefits of the Participant under the Plan, such that contributions, gains, losses, withdrawals, forfeitures, and other credits or charges are allocated between the transferred benefits and any other benefits on a reasonable and consistent basis.

            (c)	Upon the approval of the Board of Directors and the
employer of the affected Participants, the assets and liabilities of any other tax-qualified defined contribution plan may be transferred to this Plan.

To the extent that Section 401(a)(12) or 414(1) of the Code is applicable, and in accordance therewith, no merger, consolidation, or transfer pursuant to this Section shall be consummated unless each Participant and Beneficiary under the Plan (or, in the case of subsection (a) above, each participant in the merged, transferee or successor plan) would, if the resulting plan (or, in the case of subsections (b) and (c) above, the Plan) then terminated, receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer, if the Plan (or, in case of subsections (b) and (c) above, the transferor or successor plan) had then terminated; provided that the foregoing provisions of this Section shall not apply if such alternative requirements that may be imposed by the regulations under Section 414(1) of the Code are satisfied.

                                  ARTICLE XVII

                           MISCELLANEOUS PROVISIONS

     17.1	No Contract of Employment.  The adoption and maintenance of this
Plan shall not be deemed to constitute a contract of employment or otherwise between any Affiliated Company and any Employee, former Employee or Participant, or to be a consideration for, or an inducement or condition of, any employment. Nothing contained herein shall be deemed to give to any Employee, former Employee or Participant the right to be retained in the service of any Affiliated Company or to interfere with the right of any Affiliated Company employing such person to discharge, with or without cause, any Employee, former Employee or Participant at any time.

     17.2	No Liability for Benefits.  Any benefits payable under this Plan shall be paid or provided for solely from the Trust Fund, and the Affiliated Companies assume no liability or responsibility therefor. The obligations of the Companies hereunder are limited solely to the making of contributions to the Trust Fund as provided for in this Plan.

     17.3	Exclusive Benefit of Trust Fund.  Except as otherwise provided in
Section 4.3, the assets of the Trust Fund shall be held for the exclusive purposes of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan and shall not inure to the benefit of any Company or Affiliated Company.

     17.4	Nonalienation.

            (a)	General.  Subject to the exceptions set forth in Section
401(a)(13) of the Code and the Treasury regulations thereunder, none of the benefits, payments, proceeds, claims or rights of any Participant or Beneficiary hereunder shall be subject to any claims of any creditor of such person, nor shall any such Participant or Beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any claim or right hereunder or any of the benefits or payments of proceeds which he may expect to receive, contingent or otherwise, under the provisions hereof. In the event any person attempts to take any action contrary to this Section, such action shall be null and void and of no effect, and the Companies, the Plan Committee, the Trustee, the Investment Manager(s) and all persons having any interest in the Trust Fund and their Beneficiaries shall disregard such action and are not in any manner bound thereby, and they, and each of them, shall suffer no liability for any such disregard thereof, and shall be reimbursed on demand out of the Trust Fund or by the responsible Participant or Beneficiary for the amount of any loss, cost or expense incurred as a result of disregarding or of acting in disregard of such action. The preceding provisions of this Section shall not apply to situations where a Participant is indebted to the Trust Fund. In cases where a Participant is indebted to the Trust Fund, the Trustee is permitted to levy against the Accounts of the Participant to the extent necessary to collect indebtedness owing from the Participant to the Trust Fund and any unpaid interest, late charges, or other amounts.

            (b)	Company Securities.  Company Securities held through the
Investment Fund, if any, designated to invest in the Company Securities cannot be used to satisfy a loan made to the Plan or be used as collateral for a loan made to the Plan.

            (c)	Exception for Qualified Domestic Relations Orders.

              (1)	The nonalienation rule of subsection (a) shall apply to the
creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, except that subsection (a) shall not apply if the Plan Committee determines that such order is a Qualified Domestic Relations Order.

              (2)	Upon receipt of a domestic relations order, the Plan
Committee shall promptly notify the Participant and any other Alternate Payee of the receipt of such order and the Plan's procedures for determining the qualified status of domestic relations orders.

              (3)	Within a reasonable period after the receipt of a domestic
relations order, the Plan Committee shall determine the qualified status of such order, and thereafter notify the Participant and each Alternate Payee of such determination. During any period in which the issue of whether a domestic relations order is a Qualified Domestic Relations Order is being determined by the Plan Committee, or if the Plan Committee has notice that the parties are attempting to rectify any deficiencies in the order, the Plan Committee shall segregate in a separate account in the Plan or in an escrow account the amounts which would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified
Domestic Relations Order.

              (4)	If within 18 months after the date on which the first
payment would be required to be made under an order, the order is determined to be a Qualified Domestic Relations Order, the Plan Committee shall pay the segregated amounts (plus interest thereon, if any) to the person or persons entitled thereto. If within such 18 month period (A) it is determined that the order is not a Qualified Domestic Relations Order or (B) the issue as to whether such order is a Qualified Domestic Relations Order is not resolved, the Plan Committee (unless under a restraining order prohibiting the disposition of benefits pending resolutions of a suit) shall pay the segregated amounts (plus interest thereon, if any) to the person or persons who would have been entitled to such amounts if there had been no order. Any determination that an order is a Qualified Domestic Relations Order which is made after the close of the 18-month period shall be applied prospectively only from the date of such determination.

              (5)	For purposes of Section 414(p)(4)(A)(ii) of the Code, the
interest rate for determining the present value of any accrued benefit shall be the interest rate then in effect for determining the amount of contributions under the Plan.

     17.5	Common Trust Fund.  The fact that for administrative purposes the
Plan Committee or Trustee maintains separate accounts for each Participant shall not be deemed to segregate for such Participant, or to give such Participant any direct interest in, any specific assets in the Trust Fund held by the Trustee. Except as provided herein, all such assets may be held and administered by the Trustee as a commingled fund, subject to the provisions of the Plan for the investment thereof in one or more Investment funds.

     17.6	Responsibility of Fiduciaries.  Members of the Plan Committee,
together with their assistants and representatives who are Employees, shall be free from all liability for their acts and conduct in the administration of the Plan and trust under the Trust Agreement, except for acts of willful misconduct or gross negligence; provided that the foregoing shall not relieve any of them from any responsibility or liability for any responsibility, obligation or duty that they may have under ERISA.

     17.7	Indemnity by Companies.  In the event and to the extent not
insured against by any insurance company under the provisions of any applicable insurance policy, the Companies shall indemnify, hold harmless and, if requested, defend the members of the Plan Committee, together with their assistants and representatives who are Employees, from and against any and all claims, demands, suits or proceedings in connection with the Plan or trust under the Trust Agreement that may be brought by Employees, Participants or Beneficiaries or their legal representatives, or by any other person, corporation, entity, government or agency thereof and from and against any and all costs or other expenses, including but not limited to attorneys' fees incurred by said members in connection with such claims, demands, suits or proceedings; provided that such indemnification shall not apply to any such person for such person's acts of willful misconduct or gross negligence, as determined by a no longer appealable final judgment of a court of competent jurisdiction.

     17.8	Inability to Locate Participants or Beneficiaries.

            (a)	Each Participant shall keep the Plan Committee advised of
his current address and the current address of each of his potential Beneficiaries. Any payment, distribution or communication hereunder addressed to a Participant or Beneficiary at the last address filed with the Plan Committee or, if no such address has been filed, at the last address indicated on the records of the Company in respect of the Participant, shall be deemed to have been delivered to the Participant or Beneficiary three (3) days after such payment, distribution or communication is deposited in the United States mail, postage prepaid.

            (b)	If the Plan Committee cannot, by making a reasonably
diligent attempt by mail, locate either the Participant, his Beneficiary or contingent Beneficiary, as the case may be, within five (5) years following the date as of which the person's benefits become payable under the Plan, the total amount shall be forfeited and shall be used to reduce Company contributions under the Plan; provided, that if such person to whom a benefit is payable makes a claim in writing (or in such electronic form as designated by the Plan Committee) for such benefit after the expiration of the five (5) year period, the benefit shall be reinstated. In the event of such reinstatement, payment shall commence to such person in the same form and amount as initially applicable, commencing as soon as reasonably practicable after the date on which the Plan Committee receives his written claim (or in such electronic form as designated by the Plan Committee) .

     17.9	Payment in Case of Incapacity.  In the event that the Plan
Committee shall find that any Participant or Beneficiary to whom a benefit is payable under this Plan is unable to manage his own affairs because of illness, accident, or other mental or physical incompetence, or is unable to give a valid receipt, the Plan Committee may cause the payment becoming due to such Participant or Beneficiary to be paid to another person selected by the Plan Committee in its sole discretion for the benefit of the Participant or Beneficiary without responsibility on the part of the Plan Committee, any Affiliated Company or the Trustee to follow the application of such payment; provided that if claim shall have been made therefor by an existing and duly appointed guardian, conservator, committee or other duly appointed legal representative, payment shall be made to such representative. Any such payment shall be a payment for the account of the Participant or Beneficiary and shall operate as a complete discharge of all liability therefor under this Plan.

     17.10	Headings.  Article, section and subsection headings are for
convenient reference only and shall not be deemed to be a part of the substance of this instrument or in any way to enlarge or limit the contents of any Article.

     17.11	Applicable Law.  Except as may otherwise specifically be required by the Trust Agreement, all legal questions pertaining to the Plan shall be determined in accordance with ERISA and, to the extent not preempted by federal law, the laws of the State of New York. All contributions made hereunder shall be deemed to have been made in New York.

     17.12	Agent for Service.  The Secretary of Dow Jones & Company, Inc.,
World Financial Center, 200 Liberty Street, New York, NY 10281, shall be the agent for service of any legal process upon this Plan.

     17.13	USERRA.  Notwithstanding any provision of this Plan to the
contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code, and a Participant in military service may elect to suspend loan repayments in accordance with Section 414(u)(5) of the Code.

                               ARTICLE XVIII

                             TOP-HEAVY PLAN RULES

     18.1	Applicability.

            (a)	Notwithstanding any provision in this Plan to the contrary,
the provisions of this Article XVIII shall apply in the case of any Plan Year in which the Plan is determined to be a Top-Heavy Plan under the rules of
Section 18.3.

            (b)	Except as is expressly provided to the contrary, the rules
of this Article XVIII shall be applied after the application of the affiliated company rules of Section 414 of the Code.

     18.2	Definitions.

            (a)	For purposes of this Article XVIII, the term "Five Percent
(5%) Owner" means any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent (5%) of the outstanding stock of the Company or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Company. The rules of Subsections (b), (c), and (m) of Section 414 of the Code shall not apply for purposes of applying these ownership rules. Thus, this ownership test shall be applied separately with respect to every Affiliated Company.

            (b)	For purposes of this Article XVIII, the term "Non-Key
Employee" shall mean any Employee who is not a Key Employee.

            (c)	For purposes of this Article XVIII, the terms "Key
Employee" and "Non-Key Employee" include their Beneficiaries.

     18.3	Top-Heavy Status.

            (a)	The Plan shall be a "Top-Heavy Plan" for a Plan Year if the
requirements defined in Section 1.50 are satisfied for such Plan Year.

            (b)	If any individual is a Non-Key Employee with respect to any
plan for any Plan Year, but the individual was a Key Employee with respect to the plan for any prior Plan Year, any accrued benefit for the individual (and the account balance of the individual) shall not be taken into account for purposes of this Section 18.3.

            (c)	If any individual has not performed any services for the
Company at any time during the five (5) year period ending on the Determination Date, any accrued benefit for such individual (and the account balance of the individual) shall not be taken into account for purposes of this Section 18.3.

     18.4	Minimum Contributions.  For each Plan Year in which the Plan is
Top-Heavy, the minimum contributions for that year shall be determined in accordance with the rules of this Section 18.4.

            (a)	Except as provided below, the minimum contribution
(excluding amounts deferred under a cash or deferred arrangement under Section 401(k) of the Code and any Company contributions taken into account under Section 401(k)(3) or 401(m)(3) of the Code) for each Non-Key Employee who has not separated from service as of the last day of the Plan Year shall be not less than three percent (3%) of his Compensation (as defined in Section 18.4(e) below), regardless of whether the Non-Key Employee has less than 1,000 Hours of Service during such Plan Year or elected to make Pre-Tax Contributions to the Plan for such year.

            (b)	Subject to the following rules of this Section 18.4(b), the
percentage set forth in Section 18.4(a) above shall not be required to exceed the percentage at which contributions (including amounts deferred under a cash or deferred arrangement under Section 401(k) of the Code and any Company contributions taken into account under Section 401(k)(3) or 401(m)(3) of the Code ) are made (or are required to be made) under the Plan for the year for the Key Employee for whom the percentage is the highest for the year. This determination shall be made by dividing the contributions for each Key Employee by so much of his total Compensation for the year as does not exceed one hundred fifty thousand dollars ($150,000), as adjusted in accordance with
Section 401(a)(17)(B) of the Code. For purposes of this Section 18.4(b), all defined contribution plans required to be included in an Aggregation Group shall be treated as one plan. However, the rules of this Section 18.4(b) shall not apply to any plan required to be included in an Aggregation Group if the plan enables a defined benefit plan to meet the requirements of
Section 401(a)(4) or 410 of the Code.

            (c)	The requirements of this Section 18.4 must be satisfied
without taking into account contributions under Chapter 2 or 21 of the Code, Title II of the Social Security Act, or any other Federal or State law.

            (d)	In the event a Participant is covered by both a defined
contribution and a defined benefit plan maintained by the Company, both of which are determined to be Top-Heavy Plans, the defined benefit minimum, offset by the benefits provided under the defined contribution plan, shall be provided under the defined benefit plan.

            (e)	In no instance may the Plan take into account an Employee's
compensation in excess of one hundred fifty thousand dollars ($150,000), (or such greater amount as may be permitted pursuant to Section 401(a)(17) of the
Code). An Employee's Compensation shall be as defined in Section 1.13 for purposes of this Article XVIII.

            (f)	Minimum contributions shall be made to this Plan, and not
the Dow Jones Money 401(k) Savings Plan.
18.5	Non-Eligible Employees.  The rules of this Article XVIII shall not apply to any Employee included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more Companies if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and the Company.

     EXECUTED as of January 1, 2000 pursuant to the November 17, 1999 Resolution of the Board of Directors adopting this Plan.






                                           /s/James A. Scaduto
                                           ----------------------------------
                                           James A. Scaduto
                                           Vice President, Employee Relations

                                  SCHEDULE A

                       COLLECTIVE BARGAINING AGREEMENTS

For purposes of the definition of "Eligible Employee" in Article I of the Plan, collective bargaining agreements between a Company and any of the following labor unions provide for participation in the Plan, unless the collective bargaining agreement specifically excludes coverage under the Plan.

Newspaper, Magazine, Periodical Salesmen, Drivers, Chauffeurs, Division Men, District Managers, Checkers, Vendors and Handlers' Union Local No. 706, IBT (drivers)
Progressive Lodge No. 126 of the International Association of Machinists and Aerospace Workers, AFL-CIO (machinists)
Chicago Mailers Union No. 2 (mailers)
Chicago Paperhandlers & Electrotypers Union No. 2 (paperhandlers)
Chicago Web Printing Pressmen's Union No. 7 (pressmen)
Graphic Communications Union 12N (pressmen)
Springfield Typographical Union Local No. 216 (typographical workers and mailers)
Dallas Mailers Union CWA Local 6260
Dallas Graphic Communications Union Local No. 367-M (pressmen)
St. Louis Mailers Union No. 3, Local 14620, CWA, Printing, Publishing and Media Workers Sector (PPMWS) (mailers)
St. Louis Graphic Communications Local Union No. 38N (machinists)
St. Louis Graphic Communications Local Union No. 38N (pressmen)
Independent Association of Publishers' Employees, CWA Local No. 1096 (IAPE) Newspaper and Mail Deliverers' Union of New York and Vicinity (drivers)
San Francisco Web Pressmen and Prepress Workers' Union No. 4 (pressmen) Graphic Communications Union Local 404 (pressmen)
Southern California Typographical Mailers Union CWA No. 14904 (mailers)
New Jersey Mailers Union (formerly named Northern New Jersey Mailers Union) No. 1100, IBT (mailers)
Graphic Communications International Union Local 8N (Pressmen)
Mailers Union No. 29 of Washington, DC (mailers)
Graphic Communications Union Local No. 6 (pressmen)
Baltimore Newspaper Graphic Communications Union No. 31 (White Oak Press)

                                                   Effective January 1, 2000

                                  SCHEDULE B

                           COMPANIES UNDER THE PLAN

Each of the following is a Company under the Plan:

Dow Jones & Company, Inc.
Dow Jones Publishing Co. (Asia), Inc.
Dow Jones Printing Co. (Asia), Inc.
Dow Jones Publishing Co. (Europe), Inc.
National Delivery Service
Federal Filings, Inc.
Dow Jones Reuters Business Interactive LLC ("Factiva"), but not including individuals who are employed by Reuters or an affiliate and who move directly from employment by Reuters or an affiliate to employment by Factiva until the Plan Committee so determines.




                                                    Effective January 1, 2000

                                  SCHEDULE C

                         SERVICE WITH PRIOR EMPLOYERS

Hours of Service shall be credited with respect to the following:

Service with Reuters or an affiliate by an employee thereof who (1) moves directly from employment by Reuters or an affiliate to employment by Dow Jones Reuters Business Interactive LLC ("Factiva"), (2) is extended Plan coverage pursuant to Schedule B, and (3) is granted such Hours of Service by the Plan Committee.


                                                   Effective January 1, 2000

                                  SCHEDULE D

       CERTAIN PROVISIONS GENERALLY APPLICABLE PRIOR TO JANUARY 1, 2001

     D.1	Definition of Eligible Employee.  In addition to the classes of
Employees set forth in Section 1.17, the term Eligible Employee includes the following Employees for the periods noted:

            (a)	for Plan Years beginning prior to January 1, 2001, an
Employee who is recorded on the United States payroll records of Dow Jones & Company, Inc. and is a nonresident alien employed in his country of citizenship by a United States Company, who receives no United States earned income and who either:

              (1)	became an Employee with a United States Company prior to
January 1, 1980 at a time when the Company did not sponsor a local plan in the country in which the Employee was employed,

              (2)	was employed by a United States Company in the United
States prior to January 1, 1980, and who became an active participant in the Dow Jones Profit Sharing Retirement Plan no later than January 1, 1980,

              (3)	was employed as an expatriate by Dow Jones Publishing Co.
(Asia), Inc. prior to January 1, 1985, and who became an active participant in the Dow Jones Profit Sharing Retirement Plan no later than January 1,
1986, or

              (4)	was employed by Dow Jones Publishing Co. (Asia), Inc. prior
to January 1, 1977, and who became an active participant in the Dow Jones
Profit Sharing Retirement Plan no later than January 1, 1980; or

            (b)	for Plan Years beginning prior to January 1, 2001, an
Employee who is recorded on the United States payroll records of Dow Jones & Company, Inc. and is a third country national employed by a United States Company, who receives no United States earned income, and who:

              (1)	is employed as an expatriate,

              (2)	was employed as an expatriate by a United States Company
prior to December 1, 1986, or

              (3)	either:

                (A)	has not incurred a One-Year Break in Service after
December 1, 1986, or

                (B)	became an active participant in accordance with the
terms of the Dow Jones Profit Sharing Retirement Plan no later than January 1, 1989.

In addition, for purposes of this Schedule D.1, "expatriate" means a person who receives, except to the extent not applicable to his personal circumstances, the following benefits: foreign exchange protection, housing subsidy, education allowance, home leave, tax equalization, and Dow Jones & Company, Inc. United States welfare benefits (including medical care, dental care, short and long term disability, life and accident insurance, and dependent care).

                   DOW JONES MONEY PURCHASE RETIREMENT PLAN

                                AMENDMENT NO. 1
                                      TO
                     PLAN EFFECTIVE AS OF JANUARY 1, 2000

	The Plan Committee of the Dow Jones Money Purchase Retirement Plan, pursuant to the authority granted under Section 16.1 of the Plan and by the action of a majority of the Plan Committee members at a meeting (in person or by telephonic connection such that all attendees could hear and be heard by all others), in accordance with the procedures of Section 13.6 of the Plan, hereby amend the Plan as follows, effective as of January 1, 2002 unless noted otherwise, the Plan Committee having determined that the amendments contained herein (1) are necessary or appropriate to facilitate the administration, management and interpretation of the Plan and to conform the Plan thereto or maintain compliance of the Plan with the requirements of
Section 401(a) of the Internal Revenue Code, and (2) do not have a material effect on the currently estimated cost to the sponsoring Companies of maintaining the Plan.

1.	Section 1.14 is amended by adding "($200,000 for Plan Years beginning on or after January 1, 2002)" after "$150,000" in the first sentence thereof.

2.	Section 1.17 is amended by deleting "or" at the end of subsection (a), deleting the "." at the end of subsection (b)(2) and inserting in lieu thereof "; or", and inserting after subsection (b)(2) the following new subsection (c):

            (c)	Effective until March 31, 2002, is employed by a United
States Company and receives United States earned income and (1) was hired after September 30, 1995 but before January 1, 2000 and previously was a member of a local Belgian retirement plan; (2) was hired after January 17, 1990 but before June 1, 1995 and previously was a member of a local Belgian or Dutch retirement plan; or (3) was hired after June 1, 1995 and before August 1, 1995 and previously worked in Paris, France.

3.	Section 1.18 is amended by deleting "and" at the end of subsection (c)
thereof and adding immediately before the "." the following:

            , (d) an annuity contract described in Code Section 403(b), and
(e) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to account separately for amounts transferred into such plan from this Plan

4.	Section 1.30 is amended by adding the following new paragraph at the end thereof:

Notwithstanding the foregoing, effective for Plan Years beginning on or after January 1, 2002, the term "Key Employee" means any Employee or former Employee (including any deceased Employee) who, at any time during the Plan Year that includes the Determination Date, was an officer of the Employer having annual `415' Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5% owner of the Employer, or a 1% owner of the Employer having an annual compensation of more than $150,000. The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

5.	The second sentence of Section 3.2(c) is deleted, and the following flush language is added at the end of Section 3.2, effective as of January 1, 2000:

      An Employee described in (a) or (c) above must complete one Year of Service before becoming eligible to again participate in the Plan. He shall again be an Active Participant effective as of January 1 of the Plan Year in which he completes such Year of Service.

6.	Section 5.1(a)(1) is amended by adding "($40,000 for Limitation Years beginning on or after January 1, 2002)" after "$30,000", and Section 5.1(a)(2) is amended by adding "(100% for Limitation Years beginning on or after January 1, 2002)" after "25%".

7.	Section 9.2(b) is amended effective as of May 1, 2001 by deleting "May
1, 2001" and inserting in lieu thereof "September 1, 2001".

8.	Section 9.3(c) is amended by adding the following new paragraph at the end thereof, effective as of January 1, 2001:

      Notwithstanding the foregoing, with respect to distributions under the Plan made on or after December 31, 2001 for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001 (the "2001 Proposed Regulations"). If the total amount of required minimum distributions made to a participant for 2001 prior to December 31, 2001 are equal to or greater than the amount of required minimum distributions determined under the 2001 Proposed Regulations, then no additional distributions are required for such participant for 2001 on or after such date. If the total amount of required minimum distributions made to a participant for 2001 prior to December 31, 2001 are less than the amount determined under the 2001 Proposed Regulations, then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 Proposed Regulations. This paragraph shall continue in effect until the last calendar year beginning before the effective date of the final regulations under Code Section 401(a)(9) or such other date as may be published by the Internal Revenue Service;

9.	Section 9.4(a)(3) is amended by deleting "or" at the end of
subparagraph (B) thereof and adding the following after subparagraph (C) thereof:

      (D)	an annuity contract described in Code Section 403(b), or

      (E)	an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to account separately for amounts transferred into such plan from this Plan,

10.	Subsection (c) of Section 9.4 is redesignated as subsection (e), and the following new subsections (c) and (d) are added to Section 10.4:

      (c)	For purposes of the direct rollover provisions in this Section
9.4, any amount that is distributed on account of hardship shall not be an Eligible Rollover Distribution and the distributee may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan.

      (d)	For purposes of the direct rollover provisions in this Section
9.4, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to account separately for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

11.	Section 10.3(b) is amended effective as of May 1, 2001 by deleting "May
1, 2001" and inserting in lieu thereof "September 1, 2001".

12.	Section 10.4(b) is amended by adding the following new paragraph at the end thereof, effective as of January 1, 2001:

Notwithstanding the foregoing, with respect to distributions under the Plan made on or after December 31, 2001 for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001 (the "2001 Proposed Regulations"). If the total amount of required minimum distributions made to a participant for 2001 prior to December 31, 2001 are equal to or greater than the amount of required minimum distributions determined under the 2001 Proposed Regulations, then no additional distributions are required for such participant for 2001 on or after such date. If the total amount of required minimum distributions made to a participant for 2001 prior to December 31, 2001 are less than the amount determined under the 2001 Proposed Regulations, then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 Proposed

Regulations. This paragraph shall continue in effect until the last calendar year beginning before the effective date of the final regulations under Code
Section 401(a)(9) or such other date as may be published by the Internal Revenue Service;

13.	Section 10.5(a) is amended to read as follows:

      Election of Direct Rollover by Spouse. If the benefits of a Participant's Spouse otherwise payable under this Article XI constitute or include an Eligible Rollover Distribution, and

            (1)	the Spouse elects, no more than 90 days prior to the
payment of his benefits, to have all or a portion of the Eligible Rollover Distribution (to the extent it is not an outstanding Loan obligation offset against the Spouse's benefits under Section 11.1) paid directly to an Eligible Retirement Plan (which, for distributions prior to January 1, 2002, is an individual retirement account or individual retirement annuity (but not a Section 401(a) qualified trust or a Section 403(a) annuity plan)),

            (2)	the Spouse specifies such Eligible Retirement Plan (for
distributions prior to January 1, 2002, such individual retirement plan or annuity) in his election on a form provided, and in the manner prescribed, by the Plan Committee, and

            (3)	if required under a policy adopted by the Plan Committee,
the plan trustee or custodian of the Eligible Retirement Plan (or, for distributions prior to January 1, 2002, the individual retirement plan or annuity) certifies prior to the date for the payment of the Spouse's benefits, on a form provided by or acceptable to the Plan Committee, that the Eligible Retirement Plan (or, for distributions prior to January 1, 2002, the individual retirement plan or annuity) is, or is intended to be, an Eligible Retirement Plan (or, for distributions prior to January 1, 2002, an individual retirement account or individual retirement annuity (other than an endowment contract) meeting the requirements of Code Sections 408(a) and 408(b), respectively), then the portion of the Eligible Rollover Distribution designated by the Spouse (to the extent it is not an outstanding Loan obligation offset under Section 11.1) shall be paid in a direct rollover to the Eligible Retirement Plan (for distributions prior to January 1, 2002, the individual retirement plan or annuity) specified by the Spouse. A Spouse's failure to make a timely election under this subsection (a) and timely to furnish the certification required under paragraph (3) hereof shall be treated as an election against a direct rollover of any portion of his benefits. A Spouse's election with respect to one payment in a series of periodic payments shall apply to all subsequent payments in the series, provided that the Spouse shall be entitled to change his election at any time, in the same manner specified in this subsection(a) for making an initial election, with respect to subsequent payments in the series.

14.	The second paragraph of Section 12.1(a) is amended to read as follows, effective as of January 1, 2000:

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

      Notwithstanding any other provision of the Plan to the contrary, no Loan shall be taken from this Plan unless the Participant's accounts available to take a loan under the Dow Jones 401(k) Savings Plan are insufficient to provide the entire amount of the requested loan; provided, however, that if neither the Participant's Account under this Plan nor his accounts under the Dow Jones 401(k) Savings Plan are sufficient when considered separately to provide the entire amount of the requested loan, the larger maximum loan available to the Participant under this Plan or the Dow Jones 401(k) Savings Plan shall be made.

15.	Section 17.4(c) is amended effective as of January 1, 2002 by adding to the end thereof the following new paragraph (6):

      (6)	With respect to a domestic relations order that is determined to be a Qualified Domestic Relations Order on or after January 1, 2002, the Alternate Payee may obtain a distribution of any amounts to which he is entitled at the time permitted under such Qualified Domestic Relations Order, without regard to whether the Participant could elect a distribution under the Plan at such time.

16.	Section 18.4(e) is amended by adding "(two hundred thousand dollars
($200,000) on or after January 1, 2002" after "($150,000)" in the first sentence thereof.

17.	Section 18.4(g) is amended by adding the following new subsection (g)
to the end thereof:

      Notwithstanding any other provision of this Section 18.4 to the contrary, effective January 1, 2002 employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or any other plan of the Company. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).


                                  CERTIFICATE

This is to certify that the foregoing amendment to the Dow Jones Money Purchase Retirement Plan was adopted by the Plan Committee:



                                                        /s/James Scaduto
							-----------------------
							James Scaduto
							Chairman, Plan Committee

                    DOW JONES MONEY PURCHASE RETIREMENT PLAN

                                AMENDMENT NO. 2
                                      TO
                      PLAN EFFECTIVE AS OF JANUARY 1, 2000

	The Plan Committee of the Dow Jones Money Purchase Retirement Plan, pursuant to the authority granted under Section 16.1 of the Plan and by the action of a majority of the Plan Committee members at a meeting (in person or by telephonic connection such that all attendees could hear and be heard by all others), in accordance with the procedures of Section 13.6 of the Plan, hereby amend the Plan as follows, effective as of January 1, 2000 unless noted otherwise, the Plan Committee having determined that the amendments contained herein (1) are necessary or appropriate to facilitate the administration, management and interpretation of the Plan and to conform the Plan thereto or maintain compliance of the Plan with the requirements of
Section 401(a) of the Internal Revenue Code, and (2) do not have a material effect on the currently estimated cost to the sponsoring Companies of maintaining the Plan.

1.	The first sentence of the first paragraph that follows Section
1.17(b)(2) is revised to read as follows:

      Eligible Employee shall not include, however, any Leased Employee or any person covered by a collective bargaining agreement which does not provide for participation in the Plan (except to the extent such collective bargaining agreement is described in Schedule A attached hereto) who otherwise is included within the definition of "Employee" in this Article I.

2.	The second paragraph of Section 1.20 is revised to read as follows:

      For purposes of determining the number or identity of Highly Compensated Employees or for purposes of the pension requirements of Section 414(n)(3) of the Code, Employee shall also include, effective for services performed after December 31, 1986, Leased Employees, provided that if such Leased Employees constitute less than 20% of the combined nonhighly compensated work force of the Affiliated Companies within the meaning of
Section 414(n)(5)(C)(ii) of the Code, Employee shall not include those Leased Employees covered by a plan described in Section 414(n)(5) of the Code.

3.	A new Section 1.58 is added to read as follows:

      "Leased Employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are performed under the primary direction or control of the recipient.

4.	The first sentence of Section 5.1(b) is revised to read as follows:

      If the limitation imposed by this Section 5.1 otherwise would be exceeded in respect of a Participant in a Limitation Year as a result of contributions based on estimated annual compensation, the allocation of forfeitures, or a reasonable error in determining the amount of elective deferrals under Section 402(g)(3) of the Code, contributions on behalf of the Participant to the Dow Jones 401(k) Savings Plan shall first be reduced in accordance with the terms of that plan to the extent required to permit compliance with such limitation.

5.	The second sentence of Section 18.4(e) is revised to read as follows:

      An Employee's Compensation shall be as defined in Section 1.23 for purposes of this Article XVIII.

6.	Schedule C is amended to read as follows:

      Hours of Service shall be credited with respect to the following:

      Service with Reuters or an affiliate by an employee thereof who (1) moves directly from employment by Reuters or an affiliate to employment by Dow Jones Reuters Business Interactive LLC ("Factiva"), (2) is extended Plan coverage pursuant to Schedule B, and (3) is granted such Hours of Service by the Plan Committee; provided that the granting of such service is made to all similarly situated employees in compliance with the requirements of Treasury Regulation section 1.401(a)(4)-11(d)(3)(iii)(A).


                                  CERTIFICATE

This is to certify that the foregoing amendment to the Dow Jones Money Purchase Retirement Plan was adopted by the Plan Committee:


							/s/James Scaduto
							------------------------
							James Scaduto
							Chairman, Plan Committee














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